================================================================================


                              Magyar Bancorp, Inc.







                                   Conversion

                                    Valuation

                                    Appraisal








                                September 2, 2005


================================================================================

                                Table of Contents
                              Magyar Bancorp, Inc.
                            New Brunswick, New Jersey


TABLE OF CONTENTS                                                              I
--------------------------------------------------------------------------------


INTRODUCTION                                                                   1
--------------------------------------------------------------------------------


1. OVERVIEW AND FINANCIAL ANALYSIS                                             4
--------------------------------------------------------------------------------

   GENERAL OVERVIEW                                                            4
   HISTORY AND OVERVIEW                                                        5
   STRATEGIC DIRECTION                                                         6
   BALANCE SHEET TRENDS                                                        7
   LOAN PORTFOLIO                                                              9
   INVESTMENTS                                                                12
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                 13
   ASSET QUALITY                                                              14
   FUNDING COMPOSITION                                                        17
   ASSET/LIABILITY MANAGEMENT                                                 19
   NET WORTH AND CAPITAL                                                      20
   INCOME AND EXPENSE TRENDS                                                  21
   LEGAL PROCEEDINGS                                                          27
   SUBSIDIARIES                                                               27


2. MARKET AREA ANALYSIS                                                       28
--------------------------------------------------------------------------------


3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                   29
--------------------------------------------------------------------------------

   INTRODUCTION                                                               29
   SELECTION CRITERIA                                                         29
   BASIS FOR COMPARISON                                                       31
   OVERVIEW OF THE COMPARABLES                                                31


4. MARKET VALUE DETERMINATION                                                 34
--------------------------------------------------------------------------------

   MARKET VALUE ADJUSTMENTS                                                   34
   FINANCIAL CONDITION                                                        35
   BALANCE SHEET GROWTH                                                       39
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                40


--------------------------------------------------------------------------------

   MARKET AREA                                                                45
   CASH DIVIDENDS                                                             47
   LIQUIDITY OF THE ISSUE                                                     49
   RECENT REGULATORY MATTERS                                                  50


5. OTHER FACTORS                                                              51
--------------------------------------------------------------------------------

   MANAGEMENT                                                                 51
   SUBSCRIPTION INTEREST                                                      52
   VALUATION ADJUSTMENTS                                                      54


6. VALUATION                                                                  55
--------------------------------------------------------------------------------

   DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                          55
   FULL OFFERING VALUE IN RELATION TO COMPARABLES                             57
   COMPARISON TO RECENT MHC CONVERSIONS                                       60
   VALUATION CONCLUSION                                                       61








--------------------------------------------------------------------------------

                                 List of Figures
                              Magyar Bancorp, Inc.
                            New Brunswick, New Jersey

FIGURE 1 - CURRENT FACILITIES LIST                                             4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                   7
FIGURE 3 - KEY BALANCE SHEET DATA                                              8
FIGURE 4 - KEY RATIOS                                                          8
FIGURE 5 - NET LOANS RECEIVABLE CHART                                          9
FIGURE 6 - LOAN MIX AS OF JUNE 30, 2005 TABLE                                 10
FIGURE 7 - LOAN MIX AT JUNE 30, 2005                                          11
FIGURE 8 - SECURITIES CHART                                                   12
FIGURE 9 - INVESTMENT MIX                                                     13
FIGURE 10 - ASSET QUALITY CHART                                               14
FIGURE 11 - NONPERFORMING LOANS                                               15
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                16
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                 17
FIGURE 14 - DEPOSIT MIX                                                       18
FIGURE 15 - INTEREST RATE RISK                                                19
FIGURE 16 - CAPITAL ANALYSIS                                                  20
FIGURE 17 - NET INCOME CHART                                                  21
FIGURE 18 - CORE NET INCOME CALCULATION                                       22
FIGURE 19 - AVERAGE YIELDS AND COSTS                                          23
FIGURE 20 - SPREAD AND MARGIN CHART                                           24
FIGURE 21 - INCOME STATEMENT TRENDS                                           25
FIGURE 22 - PROFITABILITY TREND CHART                                         26
FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR MIDDLESEX COUNTY                 28
FIGURE 24 - COMPARABLE GROUP                                                  30
FIGURE 25 - KEY FINANCIAL INDICATORS                                          33
FIGURE 26 - KEY BALANCE SHEET DATA                                            35
FIGURE 27 - CAPITAL DATA                                                      36
FIGURE 28 - ASSET QUALITY TABLE                                               37
FIGURE 29 - BALANCE SHEET GROWTH DATA                                         39
FIGURE 30 - NET INCOME CHART                                                  41
FIGURE 31 - PROFITABILITY DATA                                                42
FIGURE 32 - INCOME STATEMENT DATA                                             43
FIGURE 33 - MARKET AREA DATA                                                  45
FIGURE 34 - DIVIDEND DATA                                                     47
FIGURE 35 - MARKET CAPITALIZATION DATA                                        49
FIGURE 36 - MHC REORGANIZATIONS (SINCE 1/1/03) PRO FORMA DATA                 52
FIGURE 37 - MHC REORGANIZATIONS PRICE APPRECIATION                            53
FIGURE 38 - VALUE RANGE - FULL OFFERING                                       57
FIGURE 39 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES                  58
FIGURE 40 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES
              TO THE BANK'S PRO FORMA MIDPOINT                                58
FIGURE 41 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES
              TO THE BANK'S PRO FORMA SUPER MAXIMUM                           58
FIGURE 42 - VALUE RANGE MHC OFFERING DATA                                     59
FIGURE 43 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO
              FORMA MIDPOINT                                                  59
FIGURE 44 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO
              FORMA SUPER MAXIMUM                                             59
FIGURE 45 - COMPARISON TO FILED AND PENDING MHC OFFERINGS                     60
FIGURE 46 - COMPARISON TO RECENT NEW JERSEY MHCS                              60


--------------------------------------------------------------------------------

                                List of Exhibits
                              Magyar Bancorp, Inc.
                            New Brunswick, New Jersey

 Exhibit
---------

     1.  Profile of FinPro, Inc. and the Author of the Appraisal
     2.  Balance Sheets
     3.  Statements of Income
     4.  Statement of Changes in Retained Earnings
     5.  Statements of Cash Flows
     6.  Selected Financial Data
     7.  Industry Fully Converted Multiples
     8.  MHC Conversions 2003 to Date
     9.  Full Offering No Foundation Appraisal Pro Forma June 30, 2005 - 12
           Months
    10.  Full Offering With Foundation Appraisal Pro Forma June, 2005 - 12
           Months
    11.  MHC Appraisal Pro Forma June 30, 2005 - 12 Months
    12.  MHC Stub Period Offering Circular Pro Forma June 30, 2005 - 9 Months
    13.  MHC Fiscal Year Offering Circular Pro Forma September 30, 2004 - 12
           Months




--------------------------------------------------------------------------------

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 1
--------------------------------------------------------------------------------


INTRODUCTION

Magyar Bancorp, Inc. (the "Mid-tier"), a Delaware corporation, is offering for sale shares of its common stock in connection with the reorganization of Magyar Bank (the "Bank") into the mutual holding company form of ownership. The shares being offered represent 44.20% of the shares of common stock of the Mid-tier that will be outstanding following the reorganization. We also intend to contribute 1.77% of the shares of the Mid-tier that will be outstanding following the reorganization, and $500,000 in cash to a charitable foundation established by the Bank, a New Jersey-chartered savings bank. After the stock offering, 54.03% of the Mid-tier outstanding shares of common stock will be owned by Magyar Bancorp, MHC (the "MHC"), the proposed New Jersey-chartered mutual holding company parent. The Mid-tier is the proposed holding company for the Bank. This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Magyar Bancorp, Inc. (hereafter referred to on a consolidated basis as the "Bank").

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

        o 44.20% of the total shares will be sold to the depositors and public,
        o 1.77% of the total shares will be contributed to a charitable foundation,
        o cash equal to $500,000 will be contributed to a charitable foundation,
        o       the stock will be issued at $10.00 per share,
        o       the conversion expenses will be $801 thousand at the midpoint,
        o there will be an ESOP equal to 8.00% of the sum of the shares sold plus the shares contributed to the foundation funded internally, amortized over 30 years straight-line,
        o there will be an MRP equal to 4.00% of the sum of the shares sold plus the shares contributed to the foundation, amortized over 5 years straight-line,
        o there will be a Stock Option Plan equal to 10% of the sum of the shares sold plus the shares contributed to the foundation, expensed at $3.83 per option over 5 years straight-line,
        o       the tax rate is assumed at 40.00%, and
        o the net proceeds will be invested at the three-year treasury rate of 3.69%, pre-tax.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 2
--------------------------------------------------------------------------------


It is our understanding that the Bank will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans and to Supplemental Eligible Account Holders of the Bank. This appraisal has been prepared in accordance with Regulation 563b.7 and the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

In the course of preparing our report, we reviewed the Bank's audited financials for the years ended September 30, 2003 and September 30, 2004. We also reviewed the registration statement on Form S-1 as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and held due diligence related discussions with the Bank's Management and Board, Ryan Beck & Co., Inc. (the Bank's underwriter), and Luse Gorman Pomerenk & Schick, P.C. (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area's economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 3
--------------------------------------------------------------------------------


OUR VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, TO BE A RECOMMENDATION OF ANY KIND AS THE ADVISABILITY OF PURCHASING SHARES OF COMMON STOCK IN THE STOCK ISSUANCE. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS WHO PURCHASE SHARES OF COMMON STOCK IN THE STOCK ISSUANCE WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES RELATED TO THE FOREGOING VALUATION OF THE PRO FORMA MARKET VALUE THEREOF. FINPRO IS NOT A SELLER OF SECURITIES WITHIN THE MEANING OF ANY FEDERAL OR STATE SECURITIES LAWS. ANY REPORT PREPARED BY FINPRO SHALL NOT BE USED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITIES.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 4
--------------------------------------------------------------------------------


1.      OVERVIEW AND FINANCIAL ANALYSIS

        -----------------------------------
                 GENERAL OVERVIEW
        -----------------------------------

As of June 30, 2005, the Bank had $325.1 million in total assets, $259.1 million in deposits, $248.3 million in net loans and $23.2 million in equity. The following table shows the Bank's facilities as of June 30, 2005.


                       FIGURE 1 - CURRENT FACILITIES LIST

------------------------------------------------------------------------------
                             OWNED             YEAR            DATE OF
                               OR            ACQUIRED           LEASE
LOCATION:                    LEASED          OR LEASED        EXPIRATION
------------------------------------------------------------------------------

MAIN OFFICE:
400 Somerset Street
New Brunswick, NJ            Owned             2005                 -

BRANCHES:
582 Milltown Road
North Brunswick, NJ          Leased            2002              2012

3050 Highway No. 27
South Brunswick, NJ          Owned             1969                 -

89 French Street
New Brunswick, NJ            Leased            2005              2010



Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 5
--------------------------------------------------------------------------------


        -----------------------------------
                HISTORY AND OVERVIEW
        -----------------------------------

Magyar Bank is a New Jersey-chartered savings bank headquartered in New Brunswick, New Jersey that was originally founded in 1922 as a New Jersey building and loan. In 1954, Magyar Bank converted to a New Jersey savings and loan association, before converting to the New Jersey savings bank charter in 1993. Magyar Bank conducts business from its main office located at 400 Somerset Street, New Brunswick, New Jersey, and three branch offices located in North Brunswick and South Brunswick, New Jersey. At June 30, 2005, its assets totaled $325.1 million, deposits totaled $259.1 million and retained earnings were $23.2 million.

Magyar Bank is in the business of attracting deposits from the public through its branch network and borrowing funds to originate loans and to invest in securities. Magyar Bank originates mortgage loans secured by one- to four-family residential real estate (including home equity lines of credit) and commercial real estate, as well as commercial business loans and construction loans. Magyar Bank also originates consumer loans, the majority of which are secured demand loans. Magyar Bank offers a variety of deposit accounts and emphasize exceptional customer service. Its investment securities consist primarily of mortgage-back securities and U.S. Government and Federal Agency obligations. Magyar Bank is subject to comprehensive regulation and examination by both the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 6
--------------------------------------------------------------------------------


        -----------------------------------
                 STRATEGIC DIRECTION
        -----------------------------------

The Banks business strategy is to grow and improve profitability by:

        o expanding our retail banking franchise through de novo branching and, potentially, acquisitions;

        o expanding and strengthening its customer base by offering new products and services;

        o increasing its loan portfolio and, in particular, commercial real estate, commercial business and construction loans;

        o reducing its reliance on net interest income by increasing fee income from a variety of products and services, such as fixed and variable annuities, retirement and investment planning, life insurance and long-term care insurance;

        o       maintaining asset quality;

        o       managing its exposure to interest rate risk; and

        o       improving operating efficiencies and cost control.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 7
--------------------------------------------------------------------------------


        -----------------------------------
                BALANCE SHEET TRENDS
        -----------------------------------

The Bank's balance sheet increased by $38.0 million, or 13.24%, from $287.1 million at September 30, 2004 to $325.1 million at June 30, 2005.

Equity has increased $47 thousand from $23.2 million at September 30, 2004 to $23.2 million at June 30, 2005. The equity to assets ratio is currently 7.12%.


                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART



                               [GRAPHIC OMITTED]



Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 8
--------------------------------------------------------------------------------


The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                                            FIGURE 3 - KEY BALANCE SHEET DATA

-----------------------------------------------------------------------------------------------------------------------
                                                 AT JUNE 30,                       AT SEPTEMBER 30,
                                                ------------ ----------------------------------------------------------
                                                    2005        2004         2003        2002         2001       2000
----------------------------------------------- ------------ ----------------------------------------------------------
Selected Financial Condition Data:                                                  $ in thousands
                                                ------------ ----------------------------------------------------------
                                                 (UNAUDITED)

Assets                                            $ 325,095   $ 287,078   $ 273,912   $ 258,758   $ 242,339   $ 226,110
Cash and interest bearing deposits with banks         3,718       4,975       8,549      13,258      11,939       2,665
Securities held to maturity                          36,068      42,615      37,267      38,275      40,947      47,323
Securities available for sale, at fair value         22,086      31,171      40,076      13,528       4,396       3,385
Loans receivable, net                               248,332     193,550     173,768     180,258     173,706     162,451
Deposits                                            259,081     223,974     225,675     212,194     202,486     197,941
Borrowings                                           36,729      35,043      20,027      20,337      16,597       7,200
Retained earnings                                    23,159      23,112      22,659      21,442      19,798      18,027
-----------------------------------------------------------------------------------------------------------------------

        Source: Offering Prospectus


                                                  FIGURE 4 - KEY RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                     AT OR FOR
                                                  THE NINE MONTHS                 AT OR FOR THE YEARS
SELECTED FINANCIAL RATIOS AND OTHER DATA:          ENDED JUNE 30,                 ENDED SEPTEMBER 30,
--------------------------------------------- -------------------------------------------------------------------------
                                                 2005         2004       2004       2003      2002      2001     2000
                                              ----------------------  -------------------------------------------------
Performance Ratios:                                 (Unaudited)

Return on average assets                         0.05%        0.28%      0.22%      0.58%     0.64%     0.64%     0.78%
Return on average equity                         0.61%        3.36%      2.69%      6.97%     7.71%     7.66%     9.62%
Interest rate spread                             3.21%        3.02%      3.02%      3.04%     3.24%     2.83%     3.02%
Net interest margin                              3.26%        3.03%      3.04%      3.08%     3.33%     3.08%     3.15%
Efficiency ratio                                98.39%       87.44%     90.27%     75.84%    72.39%    69.64%    66.83%
Noninterest expense to average assets            3.34%        2.84%      2.94%      2.55%     2.60%     2.26%     2.25%
Average interest-earning assets to
   average interest-bearing liabilities        110.17%      109.29%    109.72%    108.83%   109.08%   110.85%   106.95%

ASSET QUALITY RATIOS:
Non-performing assets to total assets            0.46%        0.05%      0.09%      0.07%     0.06%     0.03%     0.09%
Non-performing loans to total loans              0.59%        0.08%      0.13%      0.10%     0.09%     0.05%     0.13%
Allowance for loan losses to
   non-performing loans                        166.22%          NM         NM         NM        NM        NM        NM
Allowance for loan losses to total loans         0.99%        1.25%      1.20%      1.22%     1.06%     0.94%     0.88%

CAPITAL RATIOS:
Risk-based capital (to risk weighted assets)    10.96%       14.45%     13.79%     15.07%    14.80%    14.42%    15.44%
Tier 1 risk-based capital
   (to risk weighted assets)                     9.92%       13.20%     12.54%     13.82%    13.57%    13.30%    14.31%
Tangible capital (to tangible assets)            7.12%        8.19%      8.05%      8.27%     8.29%     8.17%     7.97%
Tier 1 leverage (core) capital
   (to adjusted tangible assets)                 7.47%        8.34%      8.36%      8.29%     8.28%     8.24%     8.10%
Average equity to average assets                 7.77%        8.32%      8.30%      8.27%     8.29%     8.17%     7.97%

OTHER DATA:
Number of full service offices                      3            3          3          3         3         2         2
-----------------------------------------------------------------------------------------------------------------------

        Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 9
--------------------------------------------------------------------------------


        -----------------------------------
                   LOAN PORTFOLIO
        -----------------------------------

The Bank's loan portfolio has increased by $54.8 million from September 30, 2004 to June 30, 2005, and as a percent of assets, the loan portfolio has increased from 67.42% to 76.38%, respectively.


                      FIGURE 5 - NET LOANS RECEIVABLE CHART





                                [GRAPHIC OMITTED]






Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 10
--------------------------------------------------------------------------------


The loan portfolio has grown rapidly. The mix has shifted from 1-4 family loans to commercial real estate and construction loans.

                                            FIGURE 6 - LOAN MIX AS OF JUNE 30, 2005 TABLE

------------------------------------------------------------------------------------------------------------------------------------
                            AT JUNE 30,                                        AT SEPTEMBER 30,
                       -----------------  ------------------------------------------------------------------------------------------
                              2005              2004               2003             2002             2001             2000
                       -----------------  ------------------------------------------------------------------------------------------
                        Amount   Percent   Amount   Percent   Amount  Percent  Amount  Percent  Amount  Percent   Amount   Percent
------------------------------------------------------------------------------------------------------------------------------------
                                                                (Dollars in thousand)
One-to-four-family
  residential          $118,672   47.27%  $108,722   55.50% $107,531   61.08% $119,864  65.81% $132,922  75.84%  $130,523   79.54%
Commercial real
  estate                 49,770   19.83%    19,935   10.17%   19,354   10.99%   17,574   9.65%   14,072   8.03%     8,092    4.93%
Construction             37,117   14.78%     5,526    2.82%    5,188    2.95%    1,883   1.03%    2,258   1.29%       560    0.34%
Home equity lines
  of credit              10,640    4.24%     9,065    4.63%    7,301    4.15%    6,963   3.82%    6,813   3.89%     5,515    3.36%
Commercial business      20,331    8.10%    27,698  14.14%     9,630    5.47%    7,985   4.38%    5,227   2.98%     3,139    1.91%
Other                    14,511    5.78%    24,964   12.74%   27,042   15.36%   27,882  15.31%   13,963   7.97%    16,269    9.92%
                       -----------------  ----------------- ----------------- ---------------- ----------------  -----------------
Total loans            $251,041  100.00%  $195,910  100.00% $176,046  100.00% $182,151 100.00% $175,255 100.00%  $164,098  100.00%

Deferred loan fees         (248)               (19)             (128)               21               95                58
Allowance for loan
  losses                 (2,481)            (2,341)           (2,150)           (1,926)          (1,649)           (1,446)
                       --------           --------          --------          --------         --------          --------
Net loans              $248,312           $193,550          $173,768          $180,246         $173,701          $162,710

------------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 11
--------------------------------------------------------------------------------


Slightly less than half of the loan mix is 1-4 family residential. The remainder of the mix is diverse with the largest piece being commercial real estate loans.


                      FIGURE 7 - LOAN MIX AT JUNE 30, 2005


       One-to-four-family residential                     47.27%
       Commercial real estate                             19.83%
       Construction                                       14.78%
       Home equity lines of credit                         4.24%
       Commercial business                                 8.10%
       Other                                               5.78%


Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 12
--------------------------------------------------------------------------------


        -----------------------------------
                    INVESTMENTS
        -----------------------------------

The investment portfolio decreased significantly between September 30, 2004 and June 30, 2005. The decline is a function of the Bank's strategy of shifting the asset mix from securities to loans.


                           FIGURE 8 - SECURITIES CHART


  Sep-00        Sep-01        Sep-02        Sep-03        Sep-04        Jun-05
----------    ----------    ----------    ----------    ----------    ----------
                                ($ in thousands)

 $50,708       $45,343       $51,803       $77,343       $73,786       $58,154



Note: Securities designated AFS were shown at market value and securities designated HTM were shown at amortized cost.

Source: Offering Prospectus


-------------------------------------------------

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 13
--------------------------------------------------------------------------------


        -----------------------------------
            INVESTMENTS AND MORTGAGE-
                BACKED SECURITIES
        -----------------------------------

The following table provides the Bank's investment portfolio.

                                                      FIGURE 9 - INVESTMENT MIX

------------------------------------------------------------------------------------------------------------------------------------
                                  AT JUNE 30,                                       AT SEPTEMBER 30,
                            -----------------------   ------------------------------------------------------------------------------
                                      2005                        2004                     2003                     2002
                            -----------------------   ------------------------------------------------------------------------------
                             AMORTIZED     FAIR         AMORTIZED      FAIR       AMORTIZED      FAIR      AMORTIZED      FAIR
                               COST        VALUE          COST         VALUE        COST         VALUE        COST        VALUE
                            -----------------------   ------------------------------------------------------------------------------
 SECURITIES
 AVAILABLE-FOR-SALE:
U.S. Government and
  agency obligations         $   4,000   $   3,918      $    5,498   $    5,516   $   10,496   $   10,703   $   7,494   $    7,592
Corporate notes                      -           -           2,002        2,007        2,031        2,125       2,060        2,182
Equity securities                  142         142             142          142          142          142         142          142
Mortgage-backed securities      18,356      18,026          23,841       23,506       27,426       27,106       3,605        3,612
                            ------------------------   -------------------------  ------------------------  ------------------------
  Total securities
    available-for-sale          22,498      22,086          31,483       31,171       40,095       40,076      13,301       13,528

 SECURITIES
 HELD-TO-MATURITY
U.S. Government and
  agency  obligations            4,331       4,314           7,423        7,445        5,533        5,629       5,727        5,845
Corporate notes                  2,002       2,031           2,005        2,097        2,008        2,202       2,013        2,223
Mortgage-backed securities      29,735      29,625          33,187       33,315       29,726       30,367      30,535       31,551
                            ------------------------   -------------------------  ------------------------  ------------------------
  Total securities
    held-to-maturity            36,068      35,970          42,615       42,857       37,267       38,198      38,275       39,619

   Total securities          $  58,566   $  58,056      $   74,098   $   74,028    $  77,362   $   78,274   $  51,576   $   53,147
------------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 14
--------------------------------------------------------------------------------


        -----------------------------------
                   ASSET QUALITY
        -----------------------------------

The Bank's level of nonperforming assets increased substantially in 2005. At June 30, 2005, nonperforming assets were $1.5 million, or 0.46% of total assets.

                                      FIGURE 10 - ASSET QUALITY CHART


                              Sep-00        Sep-01        Sep-02       Sep-03       Sep-04       Jun-05
                            ----------    ----------    ----------   ----------   ----------   ----------
                                                         ($ in thousands)
Nonperforming Assets          $282           $83           $155          $181        $247        $1,492
NPAs to Pd End Assets         0.12%         0.03%          0.06%         0.07%       0.09%         0.46%


Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 15
--------------------------------------------------------------------------------


At June 30, 2005, the Bank's nonperforming loans to total loan ratio was 0.59% and the nonperforming assets to total assets ratio was 0.46%.

                                                 FIGURE 11 - NONPERFORMING LOANS

-------------------------------------------------------------------------------------------------------------------------------
                                              AT JUNE 30,                            AT SEPTEMBER 30,
                                              -----------   -------------------------------------------------------------------
                                                 2005           2004         2003          2002          2001          2000
                                              -----------   -------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
NON-ACCRUAL LOANS:
  One-to-four family residential              $       608   $       153   $       178   $       155   $         -   $         -
  Commercial real estate                              383             -             -             -             -             -
  Construction                                        145             -             -             -             -             -
  Home equity lines of credit                           -             -             -             -             -             -
  Commercial business                                 350            94             -             -             -           101
  Other                                                 6             -             -             -             -             -
                                              -----------   -----------   -----------   -----------   -----------   -----------
    Total non-accrual loans                         1,492           247           178           155             -           101

ACCRUING LOANS 90 DAYS OR MORE PAST DUE:
  One-to-four family residential                        -             -             -             -            83            84
  Commercial real estate                                -             -             -             -             -             -
  Construction                                          -             -             -             -             -             -
  Home equity lines of credit                           -             -             -             -             -             -
  Commercial business                                   -             -             -             -             -             -
  Other                                                 -             -             3             -             -            24
                                              -----------   -----------   -----------   -----------   -----------   -----------
   Total loans 90 days or more past due                 -             -             3             -            83           108

   Total  nonperforming loans                       1,492           247           181           155            83           209

Foreclosed real estate                                  -             -             -             -             -            73
Other nonperforming loans                               -             -             -             -             -             -
                                              -----------   -----------   -----------   -----------   -----------   -----------
Total nonperforming assets                    $     1,492   $       247   $       181   $       155   $        83   $       282
                                              ===========   ===========   ===========   ===========   ===========   ===========

RATIOS:
Total nonperforming loans to total loans            0.59%         0.13%         0.10%         0.09%         0.05%         0.13%
Total nonperforming loans to total assets           0.46%         0.09%         0.07%         0.06%         0.03%         0.09%
Total nonperforming assets to total assets          0.46%         0.09%         0.07%         0.06%         0.03%         0.12%

--------------------------------------------------------------------------------------------------------------------------------
        Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 16
--------------------------------------------------------------------------------


The ALLL increased $139 thousand from September 30, 2004 to June 30, 2005. The Bank's ALLL to loans ratio decreased from 1.20% at September 30, 2004 to 0.99% at June 30, 2005.


         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART




                               [GRAPHIC OMITTED]




Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 17
--------------------------------------------------------------------------------


        -----------------------------------
                FUNDING COMPOSITION
        -----------------------------------

Deposits have increased $35.1 million from September 30, 2004 to June 30, 2005. Borrowings have trended upward since September 30, 2000. During the nine month period ended June 30, 2005, borrowings increased $1.7 million. The increase in borrowings was necessary to fund the growth of the loan portfolio.

                          FIGURE 13 - DEPOSIT AND BORROWING TREND CHART


                     Sep-00        Sep-01        Sep-02       Sep-03       Sep-04       Jun-05
                   ----------    ----------    ----------   ----------   ----------   ----------
                                                ($ in thousands)
Borrowed Funds     $    7,200    $   16,597    $   20,337   $   20,027   $   35,043   $   36,729
Total Deposits     $  197,941    $  202,486    $  212,194   $  225,675   $  223,947   $  259,081


Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 18
--------------------------------------------------------------------------------


The following chart illustrates the Bank's deposit mix as of June 30, 2005. The largest portion of the deposit mix is certificates of deposit.


                             FIGURE 14 - DEPOSIT MIX


        Certificate of Deposits                           43.60%
        Money Market NOW                                  11.52%
        Regular NOW                                        9.48%
        Money Market Passbook                              0.63%
        Club                                               0.06%
        Passbook                                          20.04%
        Demand                                             5.18%
        IRA Accounts                                       9.49%


Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 19
--------------------------------------------------------------------------------


        -----------------------------------
             ASSET/LIABILITY MANAGEMENT
        -----------------------------------

The following chart provides the Bank's net interest income and changes in both based upon various interest rate shock scenarios.

                                                 FIGURE 15 - INTEREST RATE RISK

-------------------------------------------------------------------------------------------------------------------------------
                                              ESTIMATED INCREASE (DECREASE)                      ESTIMATED INCREASE (DECREASE)
                             ESTIMATED NET    IN NET INTEREST INCOME YEAR 1    ESTIMATED NET    IN NET INTEREST INCOME YEAR 2
                            INTEREST INCOME   -----------------------------   INTEREST INCOME   -------------------------------
 CHANGE IN INTEREST RATES        YEAR 1         AMOUNT           PERCENT          YEAR 2          AMOUNT            PERCENT
---------------------------------------------------------------------------  --------------------------------------------------
      (basis points)                                             (Dollars in thousands)
          +200bp                 10,579           114             1.09%           10,782             317              3.03%
             0bp                 10,465             -                -            10,856             391              3.74%
          -100bp                  9,856          (609)           -5.82%            9,294          (1,171)           -11.19%
-------------------------------------------------------------------------------------------------------------------------------
Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 20
--------------------------------------------------------------------------------


        -----------------------------------
               NET WORTH AND CAPITAL
        -----------------------------------

At June 30, 2005, the Bank had capital in excess of the minimum requirements for all capital ratios.


                                FIGURE 16 - CAPITAL ANALYSIS

-------------------------------------------------------------------------------------------
BANK LEVEL                                                       AT JUNE 30, 2005
                                                       ------------------------------------

REGULATORY CAPITAL POSITION                               AMOUNT           PERCENTAGE OF
                                                         ($000'S)              ASSETS
-------------------------------------------------------------------------------------------
GAAP CAPITAL                                           $       23,159              7.12%


TIER 1 (CORE) CAPITAL (TO AVERAGE ASSETS)
Capital Level                                          $       23,542              7.47%
Requirement                                                    12,600              4.00%
-------------------------------------------------------------------------------------------

Excess                                                 $       10,942              3.47%


TIER 1 (CORE) CAPITAL (TO RISK-WEIGHTED ASSETS)
Capital Level                                          $       23,542              9.92%
Requirement                                                     9,495              4.00%
-------------------------------------------------------------------------------------------

Excess                                                 $       14,047              5.92%


TOTAL CAPITAL (TO RISK-WEIGHTED ASSETS)
Capital Level                                          $       26,023             10.96%
Requirement                                                    18,989              8.00%
-------------------------------------------------------------------------------------------

Excess                                                 $        7,034              2.96%
-------------------------------------------------------------------------------------------
Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 21
--------------------------------------------------------------------------------


        -----------------------------------
              INCOME AND EXPENSE TRENDS
        -----------------------------------

The Bank's net income remained relatively constant between the twelve months ended September 30, 2001 to the twelve months ended September 30, 2003. Net income for the twelve months ended September 30, 2004 declined $916 thousand from the net income for the twelve months ended September 30, 2003. The decline was primarily due to a $1.3 million increase in noninterest expense. The $1.3 million increase was primarily attributable to a $681 thousand increase in compensation expense, reflecting increased staffing levels and a $394 thousand increase in professional fees related to a system conversion.

The net income for the nine months ended June 30, 2005 was $465 thousand below the net income for the nine months ended June 30, 2004. The decline in net income is attributable to a $1.7 million increase in noninterest expense and was largely offset by a $1.1 million increase in net interest income. The increase in noninterest expense is attributable to increased compensation expense. The increased compensation expense is attributable to new hirings and the severance paid to former senior executives. The increase in net interest income was attributable to an increase in margin and an increase in the balance of interest earning assets. Excluding one-time charges the Bank's core net income was $505 thousand for the nine months ended June 30, 2005, which was $66 thousand below the net income posted for the nine months ended June 30, 2004. All of the adjustments to net income are detailed in Figure 18.


                          FIGURE 17 - NET INCOME CHART


                For the Twelve Months Ended         For the Nine Months Ended
                ---------------------------         -------------------------

Sep-00                  $      1,735
Sep-01                  $      1,517
Sep-02                  $      1,577
Sep-03                  $      1,528
Sep-04                  $        612
Jun-04                                                     $       571
Jun-05                                                     $       106


Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 22
--------------------------------------------------------------------------------


The following table provides FinPro's calculation of the Bank's core net income for the nine months and the twelve months ended June 30, 2005.


                     FIGURE 18 - CORE NET INCOME CALCULATION

   --------------------------------------------------------------------------
                                       For the Nine         For the Twelve
                                       Months Ended          Months Ended
   Unaudited                          June 30, 2005          June 30, 2005
   --------------------------------------------------------------------------
                                                    ($000's)

   Net Income                        $             106      $            147

   PRE-TAX ADJUSTMENTS:
   Severance for CEO                               216                   216
   Severance for CFO                                54                    54
   Fund the SERP and DRP                           395                   395
                                    -------------------    ------------------
     Total Adjustments                             665                   665

   Tax Impact (40%)                                266                   266
                                    -------------------    ------------------
     After-Tax Adjustments                         399                   399

   Core Net Income                   $             505      $            546
   Core ROAA                                     0.23%                 0.19%
   Core ROAE                                     2.90%                 2.36%
   --------------------------------------------------------------------------

Source: Offering Prospectus and discussions with Bank Management

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 23
--------------------------------------------------------------------------------


The net interest spread and margin increased between the nine months ended June 30, 2005 and the nine months ended June 30, 2004. The increase is attributable to a higher yield on earning assets, which was partially offset by a higher cost of interest bearing liabilities. The increase in yield on earning assets was predominately a function of a shift in the asset mix from cash and securities to higher yielding loans.

                                       FIGURE 19 - AVERAGE YIELDS AND COSTS

----------------------------------------------------------------------------------------------------------------
                                                              FOR THE NINE MONTHS ENDED JUNE 30,
                                         ----------------------------------- -----------------------------------
                                                          2005                                2004
                                         ----------------------------------- -----------------------------------
                                            Average     Interest &   Yield/    Average      Interest &   Yield/
                                            Balance     Dividends     Cost     Balance      Dividends     Cost
---------------------------------------- ------------ ------------- -------- ------------ ------------- --------
INTEREST-EARNING ASSETS:
 Interest-earning deposits with banks     $     2,442  $        16     0.85%  $     6,123  $        27     0.57%
 Loans                                        217,488        9,355     5.74%      175,945        7,144     5.41%
 Securities
   Taxable                                     67,039        1,952     3.88%       77,405        2,196     3.78%
   Tax-exempt                                     150            7     8.52%          160            7     8.52%
                                         ------------ ------------- -------- ------------ ------------- --------
 Total interest-earning assets                287,119       11,330     5.26%      259,633        9,374     4.81%
 Noninterest-earning assets                    12,034                              12,290
                                         ------------                        ------------
   Total assets                           $   299,153                         $   271,923
                                         ============                        ============

INTEREST-BEARING LIABILITIES
 Savings accounts                         $    50,880  $       212     0.55%  $    52,296  $       238     0.61%
 NOW accounts                                  57,945          433     1.00%       51,045          174     0.46%
 Time accounts                                117,516        2,308     2.62%      112,521        2,023     2.40%
                                         ------------ ------------- -------- ------------ ------------- --------
   Total interest-bearing deposits            226,341        2,953     1.74%      215,862        2,435     1.50%
 FHLB borrowings                               34,283        1,059     4.12%       21,711          764     4.69%
                                         ------------ ------------- -------- ------------ ------------- --------
   Total interest-bearing liabilities         260,624        4,012     2.05%      237,573        3,199     1.80%
 Noninterest-bearing liabilities               15,290                              11,728
                                         ------------                        ------------
   Total liabilities                          275,914                             249,301
 Equity                                        23,239                              22,622
                                         ------------                        ------------
   Total liabilities and equity           $   299,153                         $   271,923
                                         ============                        ============

 Net interest income                                    $    7,318                         $     6,175
                                                      =============                       =============
 Interest rate spread                                                  3.21%                               3.02%
 Net interest-earning assets              $    26,495                         $    22,060
                                         ============                        ============
 Net interest margin                                                   3.26%                               3.03%

 Average interest-earning assets to
   average interest-bearing liabilities        110.17%                             109.29%
----------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 24
--------------------------------------------------------------------------------


Net interest margin increased 25 basis points between the twelve period ended September 30, 2001 and the twelve month period ended September 30, 2002, only to decrease 25 basis points for the twelve months ended September 30, 2003. Net margin decreased 5 basis points between the twelve months ended September 30, 2003 and the twelve months ended September 30, 2004.

The net interest spread and margin both increased between the nine months ended June 30, 2004 and the nine months ended June 30, 2005.

                                   FIGURE 20 - SPREAD AND MARGIN CHART


                             For the Twelve Months Ended                      For the Nine Months Ended
                             ---------------------------                      -------------------------

            Sep-00        Sep-01        Sep-02       Sep-03       Sep-04        Jun-04          Jun-05
          ----------    ----------    ----------   ----------   ----------    ----------      ----------
Margin       3.15%         3.08%         3.33%        3.08%        3.04%         3.03%           3.26%
Spread       3.02%         2.83%         3.24%        3.04%        3.02%         3.02%           3.21%


Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 25
--------------------------------------------------------------------------------


The net income for the nine months ended June 30, 2005 was $465 thousand below the net income for the nine months ended June 30, 2004. The decline in net income is attributable to a $1.7 million increase in noninterest expense and was largely offset by a $1.1 million increase in net interest income. The increase in noninterest expense is attributable to increased compensation expense. The increased compensation expense is attributable to new hirings and the severance paid to former senior executives. The increase in net interest income was attributable to an increase in margin and an increase in the balance of interest earning assets.

                                                 FIGURE 21 - INCOME STATEMENT TRENDS

----------------------------------------- ------------------------------------------------------------------------------------------
                                             FOR THE NINE MONTHS                           FOR THE YEARS ENDED
                                                ENDED JUNE 30,                                 SEPTEMBER 30,
                                          ------------------------   ---------------------------------------------------------------
                                             2005          2004         2004         2003         2002         2001        2000
----------------------------------------- ------------------------------------------------------------------------------------------
SELECTED OPERATING DATA:                                                                  $ in thousands
                                          ------------------------------------------------------------------------------------------
                                                  (UNAUDITED)
  Interest and dividend  income            $   11,330   $    9,374   $   12,584   $  13,370    $  14,478    $   15,976   $   15,308
  Interest expense                              4,012        3,199        4,259        5,207        6,259        8,881        8,396
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest and dividend income            7,318        6,175        8,325        8,163        8,219        7,095        6,912
  Provision for loan losses                       237          152          202          230          277          231          218
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest and dividend income
    after provision for loan losses             7,081        6,023        8,123        7,933        7,942        6,864        6,694
  Noninterest income                              537          593          796          970          906          803          813
  Noninterest expense                           7,495        5,785        8,050        6,752        6,404        5,340        5,017
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income taxes                      123          831          869        2,151        2,444        2,327        2,490
  Income taxes                                     17          260          257          624          867          810          755
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income                               $      106   $      571   $      612   $    1,527   $    1,577   $    1,517   $    1,735
                                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
------------------------------------------ -----------------------------------------------------------------------------------------
Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 26
--------------------------------------------------------------------------------


Between 2000 and 2004 ROAA and ROAE trended downward. The decline was primarily a function of rising noninterest expense, which as partially offset by rising net interest income.

The Bank's core ROAA and ROAE for the nine month period ended June 30, 2005 were 0.23% and 2.90%, respectively. These core profitability ratios represent a decrease from the ROAA and ROAE for the nine month period ended June 30, 2004.


                      FIGURE 22 - PROFITABILITY TREND CHART




                               [GRAPHIC OMITTED]




Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 27
--------------------------------------------------------------------------------


        -----------------------------------
                 LEGAL PROCEEDINGS
        -----------------------------------

At June 30, 2005, the Bank was not involved in any legal proceedings, the outcome of which would be material to the Bank's financial condition or results of operations.

        -----------------------------------
                   SUBSIDIARIES
        -----------------------------------

MAGBANK INVESTMENT COMPANY is a wholly-owned subsidiary of Magyar Bank established in 2005 as a New Jersey security corporation for the purpose of buying, selling and holding investment securities on its own behalf. The income earned on Magbank Investment Company's investment securities is subject to a significantly lower rate of state tax than that assessed on income earned on investment securities maintained at Magyar Bank.

MAGYAR SERVICE CORP., a New Jersey corporation, is a wholly owned subsidiary of Magyar Bank. Magyar Service Corp. offers Magyar Bank customers and others a complete range of non-deposit investment products and financial planning services, including insurance products, fixed and variable annuities, and retirement planning for individual and commercial customers.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 28
--------------------------------------------------------------------------------


2.      MARKET AREA ANALYSIS

The following tables provide deposit and demographic data for the County of Middlesex, New Jersey.

                          FIGURE 23 - DEPOSIT AND DEMOGRAPHIC DATA FOR MIDDLESEX COUNTY

---------------------------------------------------------------------------------------------------------------
MARKET: MIDDLESEX, NJ                                                          Deposit Data as of 6/30/2004

---------------------------------------------------------------------------------------------------------------
DEPOSITS SUMMARY
---------------------------------------------------------------------------------------------------------------
(Deposit data in $000)
                                      6/2000        6/2001        6/2002        6/2003        6/2004    CAGR(%)
Bank Deposits                      9,156,739     9,215,447     9,852,678    11,580,779    12,025,241       7.05
Thrift Deposits                    8,984,977    15,163,872    16,067,043    14,485,587    13,257,245      10.21
Savings Bank Deposits                535,106       571,299       651,690     1,747,984     1,889,991      37.09
Credit Union Deposits                364,065       400,747       489,572       544,368       554,835      11.11
                                -------------------------------------------------------------------------------
Total Deposits                    18,676,822    24,950,618    26,571,411    27,814,350    27,172,477       9.83


---------------------------------------------------------------------------------------------------------------
DEMOGRAPHIC DATA
---------------------------------------------------------------------------------------------------------------
                                        BASE       CURRENT     PROJECTED      % CHANGE      % CHANGE
                                        2000          2005          2010     2000-2005     2005-2010
Total Population:                    750,162       783,279       814,131          4.41          3.94
  0-14 Age Group (%):                     20            20            19          3.65         -1.15
  15-34 Age Group (%):                    29            27            27         -1.94          3.80
  35-54 Age Group (%):                    31            31            30          5.03          1.90
  55+ Age Group (%):                      21            22            24         13.12         11.41

Total Households:                    265,815       278,032       289,004          4.60          3.95
  $0-24K Households (%):                  16            14            12        -10.51        -12.05
  $25-50K Households (%):                 23            20            17        -10.09        -10.57
  $50K+ Households (%):                   60            66            71         14.26         11.72

Average Household Income:             73,979        87,197       101,741         17.87         16.68
Median Household Income:              61,408        69,256        78,729         12.78         13.68
Per Capita Income:                    26,535        31,368        36,559         18.21         16.55
SOURCE: ESRI
---------------------------------------------------------------------------------------------------------------

SOURCE: SNL SECURITIES

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 29
--------------------------------------------------------------------------------


3.      COMPARISONS WITH PUBLICLY TRADED THRIFTS

        -----------------------------------
                   INTRODUCTION
        -----------------------------------

This section presents an analysis of the Bank's operations against a selected group ("Comparable Group") of publicly traded Mutual Holding Companies ("MHCs"). The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate aggregate adjustment for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank's to-be-issued common stock.

        -----------------------------------
                SELECTION CRITERIA
        -----------------------------------

The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank.

Based upon our experience, FinPro has determined that MHCs trade at materially different levels relative to fully converted thrifts due to the unique ownership structure. The primary differences between MHCs and fully converted institutions are that MHCs contain a minority interest and have the potential for a second step. In addition, MHCs have the potential for a remutualization transaction. Due to these differences, MHC trading multiples are substantially different than fully converted trading multiples. FinPro concluded that the appropriate Comparable Group should be comprised of liquidly traded MHCs.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 30
--------------------------------------------------------------------------------


As of the date of this appraisal, there are a total of 32 MHCs traded on the NYSE, NASDAQ or AMEX. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, since these companies tend to trade regularly. FinPro believes that thrifts that trade over-the-counter or as pink sheets are inappropriate for the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value.

To begin the screening process, FinPro excluded institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full year's benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward, respectively. As such, the 16 institutions that converted after June 30, 2005 were eliminated.

Of the remaining 16, FinPro then eliminated four of the institutions with assets in excess of $1.0 billion as these entities have greater financial and managerial resources, a broader branch network.

This results in a total of 12 Comparables. FinPro review the recent performance and news releases of these twelve companies and determined that all twelve were acceptable Comparables.

                                            FIGURE 24 - COMPARABLE GROUP

                                                                                  CORPORATE
                                                       -----------------------------------------------------------

                                                                                             NUMBER
                                                                                               OF          IPO
TICKER                 SHORT NAME                      EXCHANGE     CITY           STATE     OFFICES       DATE
----------------------------------------------------   -----------------------------------------------------------
                COMPARABLE THRIFT DATA

ALLB    Greater Delaware Valley Savings Bank (MHC)     NASDAQ    Broomall           PA           9      03/03/1995
BCSB    BCSB Bankcorp, Inc. (MHC)                      NASDAQ    Baltimore          MD          17      07/08/1998
CHEV    Cheviot Financial Corp. (MHC)                  NASDAQ    Cincinnati         OH           5      01/06/2004
CSBK    Clifton Savings Bancorp, Inc. (MHC)            NASDAQ    Clifton            NJ          10      03/04/2004
FFFS    First Federal Financial Services, Inc. (MHC)   NASDAQ    Edwardsville       IL           1      06/29/2004
GCBC    Greene County Bancorp Inc. (MHC)               NASDAQ    Catskill           NY           7      12/30/1998
GOV     Gouverneur Bancorp Inc. (MHC)                  AMEX      Gouverneur         NY           2      03/23/1999
JXSB    Jacksonville Bancorp, Inc. (MHC)               NASDAQ    Jacksonville       IL           8      04/21/1995
KFED    K-Fed Bancorp (MHC)                            NASDAQ    Covina             CA           5      03/31/2004
ONFC    Oneida Financial Corp. (MHC)                   NASDAQ    Oneida             NY          10      12/30/1998
PBHC    Pathfinder Bancorp, Inc. (MHC)                 NASDAQ    Oswego             NY           8      11/16/1995
WFD     Westfield Financial Inc. (MHC)                 AMEX      Westfield          MA          10      12/28/2001
----------------------------------------------------   -----------------------------------------------------------

        Magyar Bancorp, Inc.                                     New Brunswick      NJ           3

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 31
--------------------------------------------------------------------------------


        -----------------------------------
                BASIS FOR COMPARISON
        -----------------------------------

MHCs have different percentages of minority ownership. In order to adjust for this factor, all of the Comparables' pricing multiples are represented as if the MHC undertook a second step, based upon standardized assumptions. These multiples will be referred to as "fully converted" pricing multiples.

        -----------------------------------
             OVERVIEW OF THE COMPARABLES
        -----------------------------------

The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

        1.      Asset size

        2.      Profitability

        3.      Capital Level

        4.      Balance Sheet Mix

        5.      Operating Strategy

        6.      Date of conversion


1. ASSET SIZE            The Comparable Group should have a similar asset size
to the Bank. The Comparable Group ranged in size from $118.1 million to $848.2 million in total assets with a median of $348.7 million. The Bank's asset size was $325.1 million as of June 30, 2005. On a pro forma basis, the Bank's assets are projected to be $341.6 million at the midpoint of the estimated value range.

2. PROFITABILITY         The Comparable Group had a median ROAA of 0.75% and a
median ROAE of 4.67% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.13% to a high of 1.48%, while the ROAE measure ranged from a low of 2.28% to a high of 9.39%. The Bank had a core ROAA of 0.19% and a core ROAE of 2.36% for the twelve months ended June 30, 2005. On a pro forma basis, the Bank's core ROAA and core ROAE are 0.20% and 1.54%, respectively.

3. CAPITAL LEVEL         The Comparable Group had a median equity to assets
ratio of 13.53% with a high of 27.61% and a low of 5.41%. At June 30, 2005, the Bank had an equity to assets ratio of

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 32
--------------------------------------------------------------------------------


7.12%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 11.62%.

4. BALANCE SHEET MIX     At June 30, 2005, the Bank had a net loan to asset
ratio of 76.38%. The median loan to asset ratio for the Comparables was 56.03%, ranging from a low of 45.06% to a high of 84.60%. On the liability side, the Bank's deposit to asset ratio was 79.69% at June 30, 2005 while the Comparable median was 75.24%, ranging from 54.13% to 85.94%. The Bank's borrowing to asset ratio of 11.30% is above the Comparable median of 8.25%.

5. OPERATING STRATEGY    An institution's operating characteristics are
important because they determine future performance. Operational strategy also affects expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

6. DATE OF CONVERSION    Recent conversions, those completed on or after June
30, 2004, were excluded since the earnings of a newly converted institution do not reflect the reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 33
--------------------------------------------------------------------------------


The following table represents key financial indicators for the Bank and the Comparable Group.

                         FIGURE 25 - KEY FINANCIAL INDICATORS

---------------------------------------------- ----------------- ----------------------
                                                The Bank at or
                                                for the Twelve     Comparables Group
                                                Months Ended          Median Last
                                                   6/30/05           Twelve Months
---------------------------------------------- ----------------- ----------------------
BALANCE SHEET DATA
---------------------------------------------- ----------------- ----------------------
Gross Loans to Deposits                                  96.81                  73.07
---------------------------------------------- ----------------- ----------------------
Total Net Loans to Assets                                76.38                  56.03
---------------------------------------------- ----------------- ----------------------
Securities to Assets                                     17.89                  32.73
---------------------------------------------- ----------------- ----------------------
Deposits to Assets                                       79.69                  75.24
---------------------------------------------- ----------------- ----------------------
Borrowed Funds to Assets                                 11.30                   8.25
---------------------------------------------- ----------------- ----------------------
BALANCE SHEET GROWTH
---------------------------------------------- ----------------- ----------------------
Asset Growth Rate *                                      17.66                   2.21
---------------------------------------------- ----------------- ----------------------
Loan Growth Rate *                                       37.74                  10.37
---------------------------------------------- ----------------- ----------------------
Deposit Growth Rate *                                    20.90                   2.14
---------------------------------------------- ----------------- ----------------------
CAPITAL
---------------------------------------------- ----------------- ----------------------
Equity to Assets                                          7.12                  13.53
---------------------------------------------- ----------------- ----------------------
Tangible Equity to Tangible Assets                        7.12                  12.77
---------------------------------------------- ----------------- ----------------------
Intangible Assets to Equity                                  -                      -
---------------------------------------------- ----------------- ----------------------
Regulatory Core Capital to Assets                         7.24                  10.38
---------------------------------------------- ----------------- ----------------------
Equity + Reserves to Assets                               7.89                  14.01
---------------------------------------------- ----------------- ----------------------
ASSET QUALITY
---------------------------------------------- ----------------- ----------------------
Non-Performing Loans to Loans                             0.59                   0.24
---------------------------------------------- ----------------- ----------------------
Reserves to Non-Performing Loans                        166.24                 246.75
---------------------------------------------- ----------------- ----------------------
Non-Performing Assets to Assets                           0.46                   0.14
---------------------------------------------- ----------------- ----------------------
Non-Performing Assets to Equity                           6.44                   1.42
---------------------------------------------- ----------------- ----------------------
Reserves to Loans                                         0.99                   0.81
---------------------------------------------- ----------------- ----------------------
Reserves to Non-Performing Assets +
  90 Days Del.                                          166.24                 237.99
---------------------------------------------- ----------------- ----------------------
PROFITABILITY
---------------------------------------------- ----------------- ----------------------
Return on Average Assets  **                              0.19                   0.75
---------------------------------------------- ----------------- ----------------------
Return on Average Equity  **                              2.36                   4.67
---------------------------------------------- ----------------- ----------------------
INCOME STATEMENT
---------------------------------------------- ----------------- ----------------------
Yield on Average Earning Assets                           5.15                   5.15
---------------------------------------------- ----------------- ----------------------
Cost of Average Interest Bearing Liabilities              1.98                   2.19
---------------------------------------------- ----------------- ----------------------
Net Interest Spread                                       3.17                   3.15
---------------------------------------------- ----------------- ----------------------
Net Interest Margin                                       3.21                   3.23
---------------------------------------------- ----------------- ----------------------
Noninterest Income to Average Assets                      0.25                   0.40
---------------------------------------------- ----------------- ----------------------
Noninterest Expense to Average Assets  **                 3.10                   2.53
---------------------------------------------- ----------------- ----------------------
Efficiency Ratio  **                                     90.24                  68.12
---------------------------------------------- ----------------- ----------------------
Overhead Ratio  **                                       89.46                  61.51
---------------------------------------------- ----------------- ----------------------
Source: The Bank's Offering Circular, FinPro calculations and SNL Securities
* Note: The Bank's growth rates are for the nine months ended June 30, 2005, annualized.
** Note: The Bank's earnings data was adjusted for one-time expense items.  See Figure 18 for details.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 34
--------------------------------------------------------------------------------


4.      MARKET VALUE DETERMINATION

        -----------------------------------
              MARKET VALUE ADJUSTMENTS
        -----------------------------------

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. The adjustment factors are subjectively weighed using the appraiser's knowledge and expertise and an aggregate adjustment is determined. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

ADJUSTMENTS RELATIVE TO THE COMPARABLE GROUP:

        o       Financial Condition

        o       Balance Sheet Growth

        o       Earnings Quality, Predictability and Growth

        o       Market Area

        o       Cash Dividends

        o       Liquidity of the Issue

        o       Recent Regulatory Matters

ADJUSTMENTS FOR OTHER FACTORS:

        o       Management

        o       Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. The adjustment, up or down, to the Comparable Group median multiple values is made based on the comparison of the Bank to the Comparable Group.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 35
--------------------------------------------------------------------------------


        -----------------------------------
                 FINANCIAL CONDITION
        -----------------------------------

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Bank measured against the Comparable Group.


                                                FIGURE 26 - KEY BALANCE SHEET DATA


                                                                     KEY FINANCIAL DATA FOR THE MOST RECENT PERIOD END
                                                         ------------------------------------------------------------------------

                                                             Total     Loans/      Loans/    Securities/   Deposits/  Borrowings/
                                                             Assets   Deposits     Assets      Assets       Assets      Assets
Ticker                  Short Name                           ($000)      (%)         (%)         (%)          (%)         (%)
---------------------------------------------------------------------------------------------------------------------------------
                    COMPARABLE THRIFT DATA
ALLB    Greater Delaware Valley Savings Bank (MHC)           386,941    73.28       55.89       31.30        76.27       13.55
BCSB    BCSB Bankcorp, Inc. (MHC)                            806,601    72.86       54.06       39.40        74.21       19.40
CHEV    Cheviot Financial Corp. (MHC)                        281,166   115.33       74.19       20.12        64.33        7.46
CSBK    Clifton Savings Bancorp, Inc. (MHC)                  848,201    67.45       45.06       50.94        66.81        8.42
FFFS    First Federal Financial Services, Inc. (MHC)         138,563   113.71       82.68       14.62        72.71           -
GCBC    Greene County Bancorp Inc. (MHC)                     294,680    65.36       56.17       34.15        85.94        2.55
GOV     Gouverneur Bancorp Inc. (MHC)                        118,129   146.61       79.35       11.35        54.13       27.94
JXSB    Jacksonville Bancorp, Inc. (MHC)                     253,047    64.24       54.69       37.32        85.13        4.74
KFED    K-Fed Bancorp (MHC)                                  615,881   110.52       84.60        9.08        76.55        8.07
ONFC    Oneida Financial Corp. (MHC)                         438,748    72.59       51.75       35.23        71.29       15.75
PBHC    Pathfinder Bancorp, Inc. (MHC)                       310,471    79.22       60.53       28.86        76.41       15.59
WFD     Westfield Financial Inc. (MHC)                       802,283    63.76       49.09       41.98        76.99        7.31
---------------------------------------------------------------------------------------------------------------------------------
        Average                                              441,226    87.08       62.34       29.53        73.40       10.90
        Median                                               348,706    73.07       56.03       32.73        75.24        8.25
        Maximum                                              848,201   146.61       84.60       50.94        85.94       27.94
        Minimum                                              118,129    63.76       45.06        9.08        54.13           -

        Magyar Bancorp, Inc.                                 325,095    96.81       76.38       17.89        79.69       11.30

        VARIANCE TO THE COMPARABLE MEDIAN                    (23,611)   23.74       20.35      (14.84)        4.45        3.05

Sources: SNL and Offering Circular Data, FinPro Computations

        ASSET SIZE - The Bank, at $325.1 million, is smaller than the Comparable Group median of $348.7 million. At the pro forma midpoint of the offering range, the Bank is expected to have asset of $341.6 million.

        ASSET COMPOSITION - The Bank's net loans to assets ratio of 76.38% is significantly above the Comparable Group median of 56.03%. The Bank has a lower level of securities as a percentage of assets.

        FUNDING MIX - The Bank utilizes a higher level of wholesale borrowings. The Bank funds itself through deposits, 79.69% of assets and borrowings, 11.30% of assets. The Comparable Group has a deposits to assets ratio of 75.24% and a borrowing to asset ratio of 8.25%.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 36
--------------------------------------------------------------------------------


        CASH LIQUIDITY - The cash liquidity of the Bank and the Comparable Group appear to be sufficient to meet funding requirements and regulatory guidelines.

        INTEREST RATE RISK - The Bank's interest rate risk position is illustrated on page 19. The Bank's profile appears to be within acceptable regulatory parameters. No similar data is available for the Comparable Group.

                                                FIGURE 27 - CAPITAL DATA


                                                                     CAPITAL FOR THE MOST RECENT PERIOD END
                                                          -------------------------------------------------------------
                                                                         Tangible   Intangible Core Capital/  Equity +
                                                              Equity/     Equity/      Assets/    Tangible   Reserves/
                                                               Assets Tang Assets       Equity      Assets      Assets
Ticker                       Short Name                           (%)         (%)          (%)         (%)         (%)
-----------------------------------------------------------------------------------------------------------------------
                      COMPARABLE THRIFT DATA
ALLB     Greater Delaware Valley Savings Bank (MHC)              8.98        8.98            -        9.00        9.68
BCSB     BCSB Bankcorp, Inc. (MHC)                               5.41        5.10         5.97        6.96        5.75
CHEV     Cheviot Financial Corp. (MHC)                          27.61       27.61            -       21.22       27.88
CSBK     Clifton Savings Bancorp, Inc. (MHC)                    24.00       24.00            -       17.55       24.15
FFFS     First Federal Financial Services, Inc. (MHC)           26.95       26.95            -       21.90       27.26
GCBC     Greene County Bancorp Inc. (MHC)                       11.11       11.11            -        9.62       11.53
GOV      Gouverneur Bancorp Inc. (MHC)                          15.73       15.73            -       15.30       16.44
JXSB     Jacksonville Bancorp, Inc. (MHC)                        8.18        7.09        14.34          NA        8.88
KFED     K-Fed Bancorp (MHC)                                    15.05       14.42         4.91       10.38       15.42
ONFC     Oneida Financial Corp. (MHC)                           12.14        9.41        24.81        8.87       12.59
PBHC     Pathfinder Bancorp, Inc. (MHC)                          6.98        5.66        20.09        7.52        7.59
WFD      Westfield Financial Inc. (MHC)                         14.91       14.91            -       14.93       15.58
-----------------------------------------------------------------------------------------------------------------------
         Average                                                14.75       14.25         5.84       13.02       15.23
         Median                                                 13.53       12.77            -       10.38       14.01
         Maximum                                                27.61       27.61        24.81       21.90       27.88
         Minimum                                                 5.41        5.10            -        6.96        5.75

         Magyar Bancorp, Inc.                                    7.12        7.12            -        7.24        7.89

         VARIANCE TO THE COMPARABLE MEDIAN                      (6.40)      (5.64)           -       (3.14)      (6.12)

Sources: SNL and Offering Circular Data, FinPro Computations

        CAPITALIZATION - The Comparable Group's median equity to assets ratio of 13.53% is above the Bank's ratio of 7.12%. The Bank's pro forma equity to assets ratio is projected to be 11.62% at the midpoint of the valuation range.

        INTANGIBLE LEVELS - An important factor influencing market values is the level of intangibles that an institution carries on its books. Five of the Comparables have intangible assets. The Bank does not have any intangible assets.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 37
--------------------------------------------------------------------------------


The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                                                 FIGURE 28 - ASSET QUALITY TABLE


                                                                       ASSET QUALITY FOR THE MOST RECENT PERIOD END
                                                         ----------------------------------------------------------------------

                                                           NPLs/    Reserves/       NPAs/       NPAs/    Reserves/   Reserves/
                                                           Loans         NPLs      Assets      Equity        Loans   NPAs + 90
Ticker                  Short Name                           (%)          (%)         (%)         (%)          (%)         (%)
-------------------------------------------------------------------------------------------------------------------------------
                 COMPARABLE THRIFT DATA
ALLB    Greater Delaware Valley Savings Bank (MHC)          0.69       180.33        0.85        9.52         1.25       67.98
BCSB    BCSB Bankcorp, Inc. (MHC)                           0.26       240.97        0.15        2.81         0.63      223.45
CHEV    Cheviot Financial Corp. (MHC)                       0.10       370.87        0.08        0.30         0.37      326.50
CSBK    Clifton Savings Bancorp, Inc. (MHC)                    -           NM           -           -         0.31          NM
FFFS    First Federal Financial Services, Inc. (MHC)        0.04       873.47        0.04        0.13         0.37      839.22
GCBC    Greene County Bancorp Inc. (MHC)                    0.21       355.17        0.12        1.06         0.75      355.17
GOV     Gouverneur Bancorp Inc. (MHC)                       0.42       206.65        0.37        2.37         0.87      190.25
JXSB    Jacksonville Bancorp, Inc. (MHC)                    0.64       201.35        0.62        7.59         1.29      113.78
KFED    K-Fed Bancorp (MHC)                                 0.08       556.13        0.07        0.48         0.44      507.61
ONFC    Oneida Financial Corp. (MHC)                        0.01           NM        0.02        0.16         0.86          NM
PBHC    Pathfinder Bancorp, Inc. (MHC)                      1.08        92.61        0.94       13.41         1.00       64.64
WFD     Westfield Financial Inc. (MHC)                      0.54       252.53        0.26        1.77         1.36      252.53
-------------------------------------------------------------------------------------------------------------------------------
        Average                                             0.34       333.01        0.29        3.30         0.79      294.11
        Median                                              0.24       246.75        0.14        1.42         0.81      237.99
        Maximum                                             1.08       873.47        0.94       13.41         1.36      839.22
        Minimum                                                -        92.61           -           -         0.31       64.64

        Magyar Bancorp, Inc.                                0.59       166.24        0.46        6.44         0.99      166.24

        VARIANCE TO THE COMPARABLE MEDIAN                   0.36       (80.51)       0.33        5.03         0.19      (71.75)

Sources: SNL and Offering Circular Data, FinPro Computations

The Bank's level of nonperforming loans ("NPL") to total loans, at 0.59%, is above the Comparable Group median at 0.24%. The Bank had a nonperforming assets to assets ratio of 0.46%, which is above the Comparable median of 0.14%. The Bank's reserve level, 0.99% of total loans, is above the Comparable median of 0.81% of loans. The Bank's level of reserves to NPLs is below that of the Comparable Group, due to the Bank's higher level of NPLs.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 38
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

Positive                          Neutral                             Negative
------------------------------------------------------------------------------------------------------
                                                                      Higher Borrowings
Higher Loans to Assets            Similar Pro Forma Assets


Higher Deposits to Assets                                             Lower Capital

Higher ALLL to Loans                                                  Higher NPLs

                                                                      Higher NPAs

                                                                      Lower ALLL to NPAs

The Bank's asset mix is stronger than the Comparable Group's mix. The Bank has a higher level of deposits and borrowings as a percentage of assets relative to the Comparable Group. The Bank has lower capital levels and at the midpoint of the range will have lower capital levels after the reorganization. The Bank has a higher level of NPLs and NPAs, but also has a higher level of reserves as a percentage of loans relative to the Comparable levels. Taken collectively, modest upward adjustment is warranted for financial condition.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 39
--------------------------------------------------------------------------------


        -----------------------------------
                BALANCE SHEET GROWTH
        -----------------------------------

The Bank's assets, loans and deposits have grown substantially faster than the Comparable Group.

                                        FIGURE 29 - BALANCE SHEET GROWTH DATA

                                                                                      GROWTH
                                                               -----------------------------------------------------

                                                                   Asset Growth     Loan Growth      Deposit Growth
                                                                            LTM             LTM                 LTM
   Ticker                        Short Name                                  (%)             (%)                 (%)
--------------------------------------------------------------------------------------------------------------------
                           COMPARABLE THRIFT DATA
ALLB          Greater Delaware Valley Savings Bank (MHC)                   1.09            3.62                4.23
BCSB          BCSB Bankcorp, Inc. (MHC)                                    7.55           18.20                2.84
CHEV          Cheviot Financial Corp. (MHC)                                0.86            3.96               (1.56)
CSBK          Clifton Savings Bancorp, Inc. (MHC)                         11.54           33.87                7.18
FFFS          First Federal Financial Services, Inc. (MHC)                 2.56           10.51                2.82
GCBC          Greene County Bancorp Inc. (MHC)                             3.55           10.22                3.91
GOV           Gouverneur Bancorp Inc. (MHC)                               20.51           24.75                5.64
JXSB          Jacksonville Bancorp, Inc. (MHC)                            (4.80)           6.60               (8.62)
KFED          K-Fed Bancorp (MHC)                                         (8.21)          21.67              (11.09)
ONFC          Oneida Financial Corp. (MHC)                                 1.85           10.59                1.26
PBHC          Pathfinder Bancorp, Inc. (MHC)                               3.51            0.93                1.45
WFD           Westfield Financial Inc. (MHC)                               1.62            9.15               (0.43)
--------------------------------------------------------------------------------------------------------------------
              Average                                                      3.47           12.84                0.64
              Median                                                       2.21           10.37                2.14
              Maximum                                                     20.51           33.87                7.18
              Minimum                                                     (8.21)           0.93              (11.09)

              Magyar Bancorp, Inc.                                        17.66           37.74               20.90

              VARIANCE TO THE COMPARABLE MEDIAN                           15.45           27.37               18.76

Sources: SNL and Offering Circular Data, FinPro Computations


------------------------------------------------------------------------------------------------------------

Positive                                Neutral                             Negative
------------------------------------------------------------------------------------------------------------

Higher Asset Growth

Higher Loan Growth

Higher Deposit Growth

An upward adjustment is warranted.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 40
--------------------------------------------------------------------------------


        -----------------------------------
         EARNINGS QUALITY, PREDICTABILITY
                    AND GROWTH
        -----------------------------------

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

        o       net interest income

        o       loan loss provision

        o       non-interest income

        o       non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 41
--------------------------------------------------------------------------------


The Bank's net income remained relatively constant between the twelve months ended September 30, 2001 to the twelve months ended September 30, 2003. Net income for the twelve months ended September 30, 2004 declined $916 thousand from the net income for the twelve months ended September 30, 2003. The decline was primarily due to a $1.3 million increase in noninterest expense. The $1.3 million increase was primarily attributable to a $681 thousand increase in compensation expense, reflecting increased staffing levels and a $394 thousand increase in professional fees related to a system conversion.

The net income for the nine months ended June 30, 2005 was $465 thousand below the net income for the nine ended June 30, 2004. The decline in net income is attributable to a $1.7 million increase in noninterest expense and was largely offset by a $1.1 million increase in net interest income. The increase in noninterest expense is attributable to increased compensation expense. The increased compensation expense is attributable to new hirings and the severance paid to former senior executives. The increase in net interest income was attributable to an increase in margin and an increase in the balance of interest earning assets. Excluding one-time charges the Bank's core net income was $505 thousand for the nine months ended June 30, 2005, which was $66 thousand below the net income posted for the nine months ended June 30, 2004. All of the adjustments to net income are detailed in Figure 18.


                          FIGURE 30 - NET INCOME CHART

                For the Twelve Months Ended         For the Nine Months Ended
                ---------------------------         -------------------------

Sep-00                  $      1,735
Sep-01                  $      1,517
Sep-02                  $      1,577
Sep-03                  $      1,528
Sep-04                  $        612
Jun-04                                                     $       571
Jun-05                                                     $       106

Source: Offering Prospectus

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 42
--------------------------------------------------------------------------------


The Bank's core ROAA and ROAE are below the Comparable Group median. The Bank's higher capitalization following the offering is expected to reduce return on equity for the near term. ON A PRO FORMA BASIS, the Bank's core ROAA and core ROAE are 0.20% and 1.54%, respectively.

                             FIGURE 31 - PROFITABILITY DATA

                                                                 LTM PROFITABILITY
                                                              ------------------------

                                                                RETURN ON   RETURN ON
                                                               AVG ASSETS  AVG EQUITY
 TICKER                      SHORT NAME                                (%)         (%)
--------------------------------------------------------------------------------------
                       COMPARABLE THRIFT DATA
ALLB      Greater Delaware Valley Savings Bank (MHC)                 0.31        3.43
BCSB      BCSB Bankcorp, Inc. (MHC)                                  0.13        2.28
CHEV      Cheviot Financial Corp. (MHC)                              0.90        3.21
CSBK      Clifton Savings Bancorp, Inc. (MHC)                        0.68        2.75
FFFS      First Federal Financial Services, Inc. (MHC)               1.48        5.54
GCBC      Greene County Bancorp Inc. (MHC)                           1.02        9.39
GOV       Gouverneur Bancorp Inc. (MHC)                              0.86        5.10
JXSB      Jacksonville Bancorp, Inc. (MHC)                           0.34        4.23
KFED      K-Fed Bancorp (MHC)                                        0.74        4.99
ONFC      Oneida Financial Corp. (MHC)                               0.86        7.15
PBHC      Pathfinder Bancorp, Inc. (MHC)                             0.31        4.35
WFD       Westfield Financial Inc. (MHC)                             0.75        5.10
--------------------------------------------------------------------------------------
          Average                                                    0.70        4.79
          Median                                                     0.75        4.67
          Maximum                                                    1.48        9.39
          Minimum                                                    0.13        2.28

          Magyar Bancorp, Inc.                                       0.19        2.36

          VARIANCE TO THE COMPARABLE MEDIAN                         (0.56)      (2.31)


Sources: SNL and Offering Circular Data, FinPro Computations

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 43
--------------------------------------------------------------------------------


                                                  FIGURE 32 - INCOME STATEMENT DATA


                                                                               LTM INCOME STATEMENT
                                               -------------------------------------------------------------------------------------
                                               Yield on                Net       Net  Noninterest  Noninterest
                                               Ave Earn  Cost of  Interest  Interest      Income/     Expense/  Efficiency  Overhead
                                                 Assets    Funds    Spread    Margin   Avg Assets   Avg Assets       Ratio     Ratio
Ticker               Short Name                     (%)      (%)       (%)       (%)          (%)          (%)         (%)       (%)
------------------------------------------------------------------------------------------------------------------------------------
              COMPARABLE THRIFT DATA
ALLB   Greater Delaware Valley Savings Bank
       (MHC)                                       5.31       NA        NA      3.05         0.33         2.84       86.25     84.66
BCSB   BCSB Bankcorp, Inc. (MHC)                   4.85       NA        NA      2.22         0.18         2.13       91.98     91.29
CHEV   Cheviot Financial Corp. (MHC)               5.08       NA        NA      3.49         0.13         2.14       61.02     59.56
CSBK   Clifton Savings Bancorp, Inc. (MHC)         4.16       NA        NA      2.44         0.04         1.26       52.40     51.68
FFFS   First Federal Financial Services, Inc.
       (MHC)                                       5.61       NA        NA      3.68         0.01         1.25       34.17     33.99
GCBC   Greene County Bancorp Inc. (MHC)            5.15     1.28      3.87      3.99         0.93         3.20       68.48     60.63
GOV    Gouverneur Bancorp Inc. (MHC)               6.13       NA        NA      4.14         0.41         2.77       66.04     62.39
JXSB   Jacksonville Bancorp, Inc. (MHC)            5.12       NA        NA      3.20         0.78         3.04       79.32     73.88
KFED   K-Fed Bancorp (MHC)                           NA       NA        NA      2.80         0.51         1.93       59.28     51.64
ONFC   Oneida Financial Corp. (MHC)                5.32     2.19      3.14      3.47         2.74         4.40       75.44     53.35
PBHC   Pathfinder Bancorp, Inc. (MHC)              5.36     2.23      3.15      3.25         0.72         3.14       84.10     80.21
WFD    Westfield Financial Inc. (MHC)              4.74       NA        NA      3.17         0.39         2.28       67.75     63.56
------------------------------------------------------------------------------------------------------------------------------------
       Average                                     5.16     1.90      3.39      3.24         0.60         2.53       68.85     63.90
       Median                                      5.15     2.19      3.15      3.23         0.40         2.53       68.12     61.51
       Maximum                                     6.13     2.23      3.87      4.14         2.74         4.40       91.98     91.29
       Minimum                                     4.16     1.28      3.14      2.22         0.01         1.25       34.17     33.99

       Magyar Bancorp, Inc.                        5.15     1.98      3.17      3.21         0.25         3.10       90.24     89.46

       VARIANCE TO THE COMPARABLE MEDIAN          (0.00)   (0.21)     0.02     (0.01)       (0.15)        0.58       22.12     27.95


Sources: SNL and Offering Circular Data, FinPro Computations

Note: The data for cost of funds and spread are not meaningful due to the lack of Comparable Data.

The Bank has a 1 basis point disadvantage in net margin. Additionally, the Bank has a 15 basis point disadvantage in noninterest income. These differences are compounded by a 58 basis point disadvantage in noninterest expense.

The Bank's efficiency ratio of 90.24% is below the Comparable median of 68.12%.

On a forward looking basis, after the conversion the Bank's operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 44
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

Positive                                Neutral                         Negative
------------------------------------------------------------------------------------------------------------

                                                                        Lower Core ROAA

                                                                        Lower Core ROAE

                                                                        Lower Pro Forma ROAE

                                                                        Lower Net Margin

                                                                        Lower Noninterest Income

                                                                        Higher Noninterest Expense

The Bank is less profitable than the Comparables on a ROAA and ROAE basis. The Bank's earnings composition is weaker than the Comparable Group as the Bank has a lower net margin, lower noninterest income and higher noninterest expense. The Bank's earnings have fluctuated. Taken collectively, a strong downward adjustment is warranted for this factor.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 45
--------------------------------------------------------------------------------


        -----------------------------------
                    MARKET AREA
        -----------------------------------

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

The following figure compares the demographic and competitive data for the counties serviced by the Bank, to the county data of the Comparable Group members.

                                                    FIGURE 33 - MARKET AREA DATA


                                                       BANK'S DEPOSITS       BANK'S          TOTAL                    POPULATION
                                                        IN THE COUNTY        DEPOSIT      POPULATION    POPULATION      CHANGE
                                                           06/30/04       MARKET SHARE       2005       PER BRANCH    2000-2005
INSTITUTION NAME                       COUNTY              (ACTUAL)            (%)         (ACTUAL)      (ACTUAL)        (%)
-----------------------------------------------------------------------------------------------------------------------------------
BCSB Bankcorp Inc. (MHC)               Baltimore            449,845           3.52         789,038         2,869         4.61
BCSB Bankcorp Inc. (MHC)               Harford               99,954           4.53         239,907         2,962         9.75
BCSB Bankcorp Inc. (MHC)               Howard                26,808           0.87         271,796         4,057         9.67
BCSB Bankcorp Inc. (MHC)               Baltimore (City)       9,360           0.07         629,541         4,806        (3.32)
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  3.52                         2,970         5.59

Cheviot Financial (MHC)                Hamilton             200,321           0.70         820,240       205,060        (2.96)
Cheviot Financial (MHC)                Warren                    34              -         190,616        63,539        20.35
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  0.70                       205,036        (2.96)

Clifton Svngs Bncp Inc.(MHC)           Passaic              438,435           4.94         505,860         3,350         3.44
Clifton Svngs Bncp Inc.(MHC)           Bergen                93,472           0.29         902,287       300,762         2.06
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  4.12                        55,614         3.20

First Fed Finl Srvcs (MHC)             Madison              105,922           2.92         268,191         3,013         3.57
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  2.92                         3,013         3.57

Gouverneur Bancorp (MHC)               Saint Lawrence        55,591           5.47         114,595         2,865         2.38
Gouverneur Bancorp (MHC)               Jefferson              6,145           0.59         112,417         2,882         0.61
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  4.98                         2,867         2.20

Greater DE Valley Hldgs MHC            Delaware             283,146           3.58         564,067         3,279         2.40
Greater DE Valley Hldgs MHC            Chester                    -              -         471,098         2,662         8.67
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  3.58                         3,279         2.40

Greene County Bncp Inc. (MHC)          Greene               234,942          34.67          48,890         2,126         1.44
Greene County Bncp Inc. (MHC)          Albany                11,192           0.12         301,087         2,552         2.21
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                 33.10                         2,145         1.48

Jacksonville Bancorp (MHC)             Morgan               194,066          29.86          35,940         1,563        (1.85)
Jacksonville Bancorp (MHC)             Montgomery            22,096           3.81          29,549        29,549        (3.60)
Jacksonville Bancorp (MHC)             Macoupin              20,496           2.78          48,524        48,524        (1.01)
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                 25.08                         8,243        (1.94)

K-Fed Bancorp (MHC)                    Los Angeles          385,411           0.20       9,998,371     3,332,790         5.03
K-Fed Bancorp (MHC)                    Santa Clara           49,149           0.11       1,762,246       146,854         4.73
K-Fed Bancorp (MHC)                    San Bernardino        48,445           0.33       1,904,984       476,246        11.44
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  0.20                     2,722,091         5.64

Oneida Financial Corp. (MHC)           Madison              294,693          41.54          70,473         3,356         1.49
Oneida Financial Corp. (MHC)           Oneida                20,137           0.63         236,373         3,528         0.38
Oneida Financial Corp. (MHC)           Onondaga               4,466           0.07         465,053         3,185         1.47
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                 38.38                         3,364         1.42

Pathfinder Bancorp Inc. (MHC)          Oswego               265,092          27.09         126,536         4,082         3.40
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                 27.09                         4,082         3.40

Westfield Financial Inc. (MHC)         Hampden              620,965           9.55         462,529         3,280         1.38
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  9.55                         3,280         1.38


-----------------------------------------------------------------------------------------------------------------------------------
COMPARABLE MEDIAN                                                                                          3,322         2.30
-----------------------------------------------------------------------------------------------------------------------------------

Magyar Bank                            Middlesex            229,135           0.84         783,279         3,264         4.41
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                                                  0.84                         3,264         4.41


(CONTINUED)


                                  PROJ. POPULATION      MEDIAN       HH INCOME     PROJ HH INCOME
                                       CHANGE          HH INCOME      CHANGE           CHANGE        POP. DENSITY   UNEMP. RATE
                                      2005-2010          2005        2000-2005       2005-2010           2004        JULY 2005
INSTITUTION NAME                         (%)              ($)           (%)             (%)         (PER SQ. MILE)      (%)
-----------------------------------------------------------------------------------------------------------------------------------
BCSB Bankcorp Inc. (MHC)                     4.98       57,839         14.07           15.19             1,302          4.70
BCSB Bankcorp Inc. (MHC)                     9.60       64,564         13.18           14.19               532          4.50
BCSB Bankcorp Inc. (MHC)                     9.01       86,586         16.72           18.86             1,060          3.40
BCSB Bankcorp Inc. (MHC)                    (2.29)      33,614         11.76           11.55             7,764          7.60
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 5.84       59,914         14.00           15.13             1,263          4.65

Cheviot Financial (MHC)                     (2.68)      50,568         23.29           23.60             2,022          5.40
Cheviot Financial (MHC)                     17.63       69,336         19.68           20.82               467          4.30
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                (2.68)      50,571         23.29           23.60             2,022          5.40

Clifton Svngs Bncp Inc.(MHC)                 3.57       55,643         13.07           13.37             2,695          5.60
Clifton Svngs Bncp Inc.(MHC)                 1.93       76,516         17.87           16.20             3,842          3.90
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 3.28       59,311         13.91           13.87             2,897          5.30

First Fed Finl Srvcs (MHC)                   4.29       46,761         12.19           12.46               362          5.80
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 4.29       46,761         12.19           12.46               362          5.80

Gouverneur Bancorp (MHC)                     3.18       36,348         12.30           11.14                83          5.90
Gouverneur Bancorp (MHC)                    (0.77)      38,124         11.96           10.84                41          5.20
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 2.79       36,525         12.27           11.11                79          5.83

Greater DE Valley Hldgs MHC                  3.06       62,297         24.34           23.15             3,015          4.90
Greater DE Valley Hldgs MHC                  8.17       81,043         25.00           27.48               611          4.00
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 3.06       62,297         24.34           23.15             3,015          4.90

Greene County Bncp Inc. (MHC)                1.34       41,691         13.90           12.96                75          4.80
Greene County Bncp Inc. (MHC)                2.77       50,278         16.49           16.35               568          4.10
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 1.41       42,081         14.02           13.11                97          4.77

Jacksonville Bancorp (MHC)                  (2.03)      41,352         12.01            9.98                63          5.10
Jacksonville Bancorp (MHC)                  (3.88)      36,984         11.24            9.92                43          6.80
Jacksonville Bancorp (MHC)                  (1.39)      40,424         11.49            9.72                56          5.60
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                (2.15)      40,864         11.89            9.95                61          5.30

K-Fed Bancorp (MHC)                          4.63       50,658         19.21           20.87             2,466          5.70
K-Fed Bancorp (MHC)                          5.13       90,042         20.99           22.28             1,316          5.50
K-Fed Bancorp (MHC)                         11.24       48,846         15.47           14.98                93          5.30
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 5.34       54,484         19.02           20.42             2,111          5.64

Oneida Financial Corp. (MHC)                 0.56       45,756         13.87           13.11               106          5.00
Oneida Financial Corp. (MHC)                 1.37       40,924         13.98           13.19               193          4.90
Oneida Financial Corp. (MHC)                 2.25       47,339         15.81           15.36               592          4.70
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 0.63       45,473         13.90           13.15               118          4.99

Pathfinder Bancorp Inc. (MHC)                3.66       41,345         12.82           11.93               129          6.40
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 3.66       41,345         12.82           11.93               129          6.40

Westfield Financial Inc. (MHC)               1.97       47,505         19.60           19.22               744          6.10
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 1.97       47,505         19.60           19.22               744          6.10


-----------------------------------------------------------------------------------------------------------------------------------
COMPARABLE MEDIAN                            2.92       47,133         13.96           13.51               553          5.35
-----------------------------------------------------------------------------------------------------------------------------------

Magyar Bank                                  3.94       69,256         12.78           13.68             2,551          4.40
-----------------------------------------------------------------------------------------------------------------------------------
DEPOSIT WEIGHTED MARKET DATA                 3.94       69,256         12.78           13.68             2,551          4.40


Sources:  SNL Securities

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 46
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------

Positive                                Neutral                         Negative
------------------------------------------------------------------------------------------------------------

Higher Population Growth                                                Lower Population Per Branch

Higher Population Density                                               Lower Income Growth

Lower Unemployment

Higher Income

The Bank's market area has grown and is projected to continue to grow at a faster rate than the Comparable Group's markets. The Bank's markets have higher population density. Unemployment levels are lower in the Bank's markets. Household income levels are higher in the Bank's markets, but are projected to grow at a rate slower than the Comparables. However, the attractive markets have drawn a higher level of competition based on the lower population per branch in the Bank's markets. Based upon these factors, a moderate upward adjustment is warranted for market area.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 47
--------------------------------------------------------------------------------


        -----------------------------------
                   CASH DIVIDENDS
        -----------------------------------

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Pressures on ROAE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

                            FIGURE 34 - DIVIDEND DATA

                                                                     DIVIDENDS
                                                           -----------------------------
                                                               CURRENT     LTM DIVIDEND
                                                              DIVIDEND           PAYOUT
                                                                 YIELD            RATIO
 TICKER                      SHORT NAME                             (%)              (%)
----------------------------------------------------------------------------------------
                       COMPARABLE THRIFT DATA
ALLB      Greater Delaware Valley Savings Bank (MHC)              1.35           102.86
BCSB      BCSB Bankcorp, Inc. (MHC)                               3.80           312.50
CHEV      Cheviot Financial Corp. (MHC)                           2.02            88.46
CSBK      Clifton Savings Bancorp, Inc. (MHC)                     1.96            94.74
FFFS      First Federal Financial Services, Inc. (MHC)            2.99            62.26
GCBC      Greene County Bancorp Inc. (MHC)                        2.49            62.86
GOV       Gouverneur Bancorp Inc. (MHC)                           2.24            68.29
JXSB      Jacksonville Bancorp, Inc. (MHC)                        2.33            68.18
KFED      K-Fed Bancorp (MHC)                                     1.88            61.11
ONFC      Oneida Financial Corp. (MHC)                            3.75            85.42
PBHC      Pathfinder Bancorp, Inc. (MHC)                          3.04           107.89
WFD       Westfield Financial Inc. (MHC)                          1.68            95.24
----------------------------------------------------------------------------------------
          Average                                                 2.46           100.82
          Median                                                  2.29            86.94
          Maximum                                                 3.80           312.50
          Minimum                                                 1.35            61.11

          Magyar Bancorp, Inc.                                      NA               NA

          VARIANCE TO THE COMPARABLE MEDIAN                         NA               NA


Sources:  SNL and Offering Circular Data, FinPro Computations

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 48
--------------------------------------------------------------------------------


All Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 86.94%, ranging from a high of 312.50% to a low of 61.11%. The Bank, on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 11.62%. The Bank will have adequate capital and profits to pay cash dividends.

The Bank will have a bank holding company and the MHC will not be able to waive dividends under current Federal Reserve Board policy, unlike eleven of the twelve OTS regulated holding companies in the Comparable Group. Thus, the Bank will pay out a greater proportion of earnings under its dividend policy than the Comparable Group will. The higher payout ratio limits the Bank's dividend yield and leveraging capacity.

     As such, a slight downward is necessary for this factor.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 49
--------------------------------------------------------------------------------


        -----------------------------------
               LIQUIDITY OF THE ISSUE
        -----------------------------------

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                                              FIGURE 35 - MARKET CAPITALIZATION DATA

                                                                                        MARKET DATA
                                                        -------------------------------------------------------------------------
                                                                                                         Publicly        Tangible
                                                          Market        Price     Price      Price       Reported    Publicly Rep
                                                           Value    Per Share      High        Low     Book Value      Book Value
Ticker                      Short Name                       ($)          ($)       ($)        ($)            ($)             ($)
---------------------------------------------------------------------------------------------------------------------------------
                       COMPARABLE THRIFT DATA
ALLB      Greater Delaware Valley Savings Bank (MHC)       92.10        26.76     27.45      21.61          10.10           10.10
BCSB      BCSB Bankcorp, Inc. (MHC)                        77.60        13.15     14.10      12.32           7.39            6.95
CHEV      Cheviot Financial Corp. (MHC)                   117.90        11.89     11.89      11.01           7.83            7.83
CSBK      Clifton Savings Bancorp, Inc. (MHC)             310.40        10.23     11.05      10.10           6.69            6.69
FFFS      First Federal Financial Services, Inc. (MHC)     52.50        13.40     13.75      13.00           9.53            9.53
GCBC      Greene County Bancorp Inc. (MHC)                 73.10        17.70     19.00      17.00           8.03            8.03
GOV       Gouverneur Bancorp Inc. (MHC)                    28.50        12.48     13.75      12.48           8.13            8.13
JXSB      Jacksonville Bancorp, Inc. (MHC)                 25.30        12.86     14.80      12.86          10.52            9.01
KFED      K-Fed Bancorp (MHC)                             188.20        12.80     13.14      11.55           6.31            6.00
ONFC      Oneida Financial Corp. (MHC)                     85.00        11.20     14.00      10.80           7.01            5.27
PBHC      Pathfinder Bancorp, Inc. (MHC)                   33.30        13.50     15.25      13.50           8.67            6.93
WFD       Westfield Financial Inc. (MHC)                  237.20        23.83     25.85      22.96          12.58           12.58
---------------------------------------------------------------------------------------------------------------------------------
          Average                                         110.09        14.98     16.17      14.10           8.57            8.09
          Median                                           81.30        13.01     14.05      12.67           8.08            7.93
          Maximum                                         310.40        26.76     27.45      22.96          12.58           12.58
          Minimum                                          25.30        10.23     11.05      10.10           6.31            5.27

          Magyar Bancorp, Inc.                             44.79           NA        NA         NA             NA              NA

          VARIANCE TO THE COMPARABLE MEDIAN               (36.51)          NA        NA         NA             NA              NA

Sources: SNL and Offering Circular Data, FinPro Computations

The market capitalization values of the Comparable Group range from a low of $25.3 million to a high of $310.4 million with a median market capitalization of $81.3 million. The Bank expects to have $44.8 million of market capital at the midpoint on a pro forma basis. It is expected that the Bank will trade on NASDAQ along with ten of the twelve Comparables.

A moderate downward adjustment for this factor appears warranted, due to the lower pro forma level of market capitalization and expected liquidity, relative to the Comparables.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 50
--------------------------------------------------------------------------------


        -----------------------------------
             RECENT REGULATORY MATTERS
        -----------------------------------

Regulatory matters influence the market for thrift conversions. The Bank will operate in substantially the same regulatory environment as the Comparable Group. The only material difference is that the federally regulated Comparables have the ability to waive dividends to the MHC. This factor was addressed in the cash dividends section.

Taken collectively, no adjustment for this factor is warranted as both the Bank and the Comparables will operate in the same ownership structure and will be supervised in the same regulatory environment.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 51
--------------------------------------------------------------------------------


5.      OTHER FACTORS

        -----------------------------------
                     MANAGEMENT
        -----------------------------------

Although the Bank has new management team, the current team was hired from within the institution and has considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 52
--------------------------------------------------------------------------------


        -----------------------------------
               SUBSCRIPTION INTEREST
        -----------------------------------

The pro forma price to fully converted book multiple of MHC conversions rose from 2003 to 2005 YTD.


                                   FIGURE 36 - MHC REORGANIZATIONS (SINCE 1/1/03) PRO FORMA DATA

                                                                                                             ---------------------
                                                                                                               PRICE TO PRO FORMA
                                                                                                             ---------------------
                                                                            IPO       PERCENTAGE       NET       FULLY CONVERTED
                                                              IPO          PRICE     RETAINED BY    PROCEEDS       BOOK VALUE
TICKER                     SHORT NAME                        DATE           ($)        MHC (%)       ($000)            (%)
----------------------------------------------------------------------------------------------------------------------------------
OTTW      Ottawa Savings Bancorp, Inc. (MHC)               07/15/2005     10.0000         55.00        7,728                74.92
UBNK      United Financial Bancorp, Inc. (MHC)             07/13/2005     10.0000         53.40       61,624                84.38
          ------------------------------------------------------------------------------------------------------------------------
Q3`05     AVERAGE                                                                                                           79.65
          MEDIAN                                                                                                            79.65
          ------------------------------------------------------------------------------------------------------------------------

COBK      Colonial Bankshares, Inc. (MHC)                  06/30/2005     10.0000         54.00       17,426                82.47
HBOS      Heritage Financial Group (MHC)                   06/30/2005     10.0000         70.00       25,908                84.17
NPEN      North Penn Bancorp, Inc. (MHC)                   06/02/2005     10.0000         53.92        5,061                73.70
RCKB      Rockville Financial, Inc. (MHC)                  05/23/2005     10.0000         55.00       71,069                85.05
FFCO      FedFirst Financial Corp. (MHC)                   04/07/2005     10.0000         55.00       24,822                85.98
BFSB      Brooklyn Federal Bancorp, Inc. (MHC)             04/06/2005     10.0000         70.00       32,794                89.55
          ------------------------------------------------------------------------------------------------------------------------
Q2`05     AVERAGE                                                                                                           83.49
          MEDIAN                                                                                                            84.61
          ------------------------------------------------------------------------------------------------------------------------

PBIP      Prudential Bancorp, Inc. of Pennsylvania (MHC)   03/30/2005     10.0000         55.00       48,241                86.87
KFFB      Kentucky First Federal Bancorp (MHC)             03/03/2005     10.0000         55.00       14,309                96.36
KRNY      Kearny Financial Corp (MHC)                      02/24/2005     10.0000         70.00      183,196                80.04
HFBL      Home Federal Bancorp, Inc. of Louisiana (MHC)    01/21/2005     10.0000         60.00       11,988                75.39
BVFL      BV Financial, Inc. (MHC)                         01/14/2005     10.0000         55.00        9,646                87.78
GTWN      Georgetown Bancorp, Inc. (MHC)                   01/06/2005     10.0000         55.00       10,347                88.45
          ------------------------------------------------------------------------------------------------------------------------
Q1`05     AVERAGE                                                                                                           85.82
          MEDIAN                                                                                                            87.33
          ------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------------------------------
2005 YTD  AVERAGE                                                                                                           83.94
          MEDIAN                                                                                                            84.72
          ------------------------------------------------------------------------------------------------------------------------

SFBI      SFSB Inc. (MHC)                                  12/31/2004     10.0000         55.00       11,045                82.72
OSHC      Ocean Shore Holding Company (MHC)                12/22/2004     10.0000         54.30       31,767                91.09
LPBC      Lincoln Park Bancorp (MHC)                       12/20/2004     10.0000         54.00        7,214                88.59
ABBC      Abington Community Bancorp, Inc. (MHC)           12/17/2004     10.0000         55.00       61,040                84.85
HOME      Home Federal Bancorp, Inc. (MHC)                 12/07/2004     10.0000         59.04       51,015                89.36
ACFC      Atlantic Coast Federal Corporation (MHC)         10/05/2004     10.0000         60.00       49,806                87.91
PSBH      PSB Holdings, Inc. (MHC)                         10/05/2004     10.0000         53.70       26,218                85.16
NVSL      Naugatuck Valley Financial Corp. (MHC)           10/01/2004     10.0000         55.00       27,373                90.25
SIFI      SI Financial Group Inc. (MHC)                    10/01/2004     10.0000         58.00       41,645                90.71
          ------------------------------------------------------------------------------------------------------------------------
Q4`04     AVERAGE                                                                                                           87.85
          MEDIAN                                                                                                            88.59
          ------------------------------------------------------------------------------------------------------------------------

FFFS      First Federal Financial Services, Inc. (MHC)     06/29/2004     10.0000         55.00       15,372                75.90
MNCK      Monadnock Community Bancorp, Inc. (MHC)          06/29/2004      8.0000         55.00        2,613                85.45
OFFO      Osage Federal Financial Inc. (MHC)               04/01/2004     10.0000         70.00        5,480                85.18
WAWL      Wawel Savings Bank (MHC)                         04/01/2004     10.0000         60.78        7,027                92.82
          ------------------------------------------------------------------------------------------------------------------------
Q2`04     AVERAGE                                                                                                           84.84
          MEDIAN                                                                                                            85.32
          ------------------------------------------------------------------------------------------------------------------------

KFED      K-Fed Bancorp (MHC)                              03/31/2004     10.0000         60.91       48,472                92.00
CZWI      Citizens Community Bancorp (MHC)                 03/30/2004     10.0000         67.83        7,416                83.24
CSBK      Clifton Savings Bancorp, Inc. (MHC)              03/04/2004     10.0000         55.00      113,396                92.10
CHEV      Cheviot Financial Corp. (MHC)                    01/06/2004     10.0000         55.00       36,987                83.14
          ------------------------------------------------------------------------------------------------------------------------
Q1`04     AVERAGE                                                                                                           87.62
          MEDIAN                                                                                                            87.62
          ------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------------------------------
2004      AVERAGE                                                                                                           82.25
          MEDIAN                                                                                                            86.68
          ------------------------------------------------------------------------------------------------------------------------

FLTB      Flatbush Federal Bancorp, Inc. (MHC)             10/21/2003      8.0000         53.00        6,947                77.33
ASBH      ASB Holding Company (MHC)                        10/03/2003     10.0000         70.00       13,640                80.70
          ------------------------------------------------------------------------------------------------------------------------
Q4`03     AVERAGE                                                                                                           79.02
          MEDIAN                                                                                                            79.02
          ------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------------------------------
2003      AVERAGE                                                                                                           79.02
          MEDIAN                                                                                                            79.02
          ------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------------------------------------------------------------------
1/1/2002  AVERAGE                                                                                                           85.26
1/0/1900  MEDIAN                                                                                                            85.18
          ------------------------------------------------------------------------------------------------------------------------

Source: SNL Securities

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 53
--------------------------------------------------------------------------------


The first day "pop" declined in 2004 and 2005 year-to-date. Four of the MHC conversions that closed in 2005 are currently trading below their IPO price.

                                         FIGURE 37 - MHC REORGANIZATIONS PRICE APPRECIATION

                                                                       -------------------------------------------------------------
                                                                                          PERCENT CHANGE FROM IPO
                                                                       -------------------------------------------------------------
                                                                          AFTER       AFTER       AFTER        AFTER       CURRENT
                                                               IPO        1 DAY      1 WEEK      1 MONTH      3 MONTHS   STOCK PRICE
   TICKER                      SHORT NAME                     DATE         (%)         (%)         (%)          (%)        9/2/2005
------------------------------------------------------------------------------------------------------------------------------------
OTTW       Ottawa Savings Bancorp, Inc. (MHC)               07/15/2005    10.00        5.00         7.00           NA        10.65
UBNK       United Financial Bancorp, Inc. (MHC)             07/13/2005    17.50       15.70        17.00           NA        11.70
           -------------------------------------------------------------------------------------------------------------------------
Q3`05      AVERAGE                                                        13.75       10.35        12.00           NA        11.18
           MEDIAN                                                         13.75       10.35        12.00           NA        11.18
           -------------------------------------------------------------------------------------------------------------------------

COBK       Colonial Bankshares, Inc. (MHC)                  06/30/2005     6.00        6.90         7.50           NA        11.00
HBOS       Heritage Financial Group (MHC)                   06/30/2005     7.50        7.20         9.30           NA        11.06
NPEN       North Penn Bancorp, Inc. (MHC)                   06/02/2005    10.00        2.50         1.50         1.50        10.19
RCKB       Rockville Financial, Inc. (MHC)                  05/23/2005     4.80       10.50        19.60        38.90        13.57
FFCO       FedFirst Financial Corp. (MHC)                   04/07/2005    -6.60       -7.10       -14.50        -9.00         8.90
BFSB       Brooklyn Federal Bancorp, Inc. (MHC)             04/06/2005    -0.50       -0.10        -5.00         7.90        11.96
           -------------------------------------------------------------------------------------------------------------------------
Q2`05      AVERAGE                                                         3.53        3.32         3.07         9.83        11.11
           MEDIAN                                                          5.40        4.70         4.50         4.70        11.03
           -------------------------------------------------------------------------------------------------------------------------

PBIP       Prudential Bancorp, Inc. of Pennsylvania (MHC)   03/30/2005    -1.50       -6.50       -12.50         8.40        11.90
KFFB       Kentucky First Federal Bancorp (MHC)             03/03/2005     7.90       11.00        12.40        15.50        10.18
KRNY       Kearny Financial Corp (MHC)                      02/24/2005    13.90       14.30        10.80         6.00        11.94
HFBL       Home Federal Bancorp, Inc. of Louisiana (MHC)    01/21/2005    -1.00        0.00        -0.80        -6.00         9.80
BVFL       BV Financial, Inc. (MHC)                         01/14/2005    -6.50       -4.00        -1.50        -8.60         8.80
GTWN       Georgetown Bancorp, Inc. (MHC)                   01/06/2005     2.00        0.00         0.50        -3.50         9.25
           -------------------------------------------------------------------------------------------------------------------------
Q1`05      AVERAGE                                                         2.47        2.47         1.48         1.97        10.31
           MEDIAN                                                          0.50           -        (0.15)        1.25         9.99
           -------------------------------------------------------------------------------------------------------------------------

           -------------------------------------------------------------------------------------------------------------------------
2005 YTD   AVERAGE                                                         4.54        3.96         3.66         5.11        10.78
           MEDIAN                                                          5.40        3.75         4.25         3.75        10.83
           -------------------------------------------------------------------------------------------------------------------------

SFBI       SFSB Inc. (MHC)                                  12/31/2004     7.50        0.00        -0.50        -7.50         9.20
OSHC       Ocean Shore Holding Company (MHC)                12/22/2004    21.50       22.50         6.30        10.40        11.56
LPBC       Lincoln Park Bancorp (MHC)                       12/20/2004    10.00       12.50         0.20         2.00         9.35
ABBC       Abington Community Bancorp, Inc. (MHC)           12/17/2004    33.50       33.00        29.00        34.70        12.84
HOME       Home Federal Bancorp, Inc. (MHC)                 12/07/2004    24.90       28.00        23.30        27.50        13.01
ACFC       Atlantic Coast Federal Corporation (MHC)         10/05/2004     5.00        6.30         4.50        16.00        10.30
PSBH       PSB Holdings, Inc. (MHC)                         10/05/2004    17.50       24.80        29.30        36.20        14.30
NVSL       Naugatuck Valley Financial Corp. (MHC)           10/01/2004     8.00        8.10         4.20         7.60        12.45
SIFI       SI Financial Group Inc. (MHC)                    10/01/2004    12.00       10.50         9.40        22.50        12.14
           -------------------------------------------------------------------------------------------------------------------------
Q4`04      AVERAGE                                                        15.54       16.19        11.74        16.60        11.68
           MEDIAN                                                         12.00       12.50         6.30        16.00        12.14
           -------------------------------------------------------------------------------------------------------------------------

FFFS       First Federal Financial Services, Inc. (MHC)     06/29/2004     3.75        2.50        -3.13        -0.13         8.65
MNCK       Monadnock Community Bancorp, Inc. (MHC)          06/29/2004    15.00       20.50        35.00        35.00        13.40
OFFO       Osage Federal Financial Inc. (MHC)               04/01/2004    20.00       22.50         9.50         9.50        13.50
WAWL       Wawel Savings Bank (MHC)                         04/01/2004    29.50       25.00        12.50        25.00        10.50
           -------------------------------------------------------------------------------------------------------------------------
Q2`04      AVERAGE                                                        17.06       17.63        13.47        17.34        11.51
           MEDIAN                                                         17.50       21.50        11.00        17.25        11.95
           -------------------------------------------------------------------------------------------------------------------------

KFED       K-Fed Bancorp (MHC)                              03/31/2004    34.90       30.00        15.10        29.00        12.80
CZWI       Citizens Community Bancorp (MHC)                 03/30/2004    23.70       32.50        17.50        18.50        12.75
CSBK       Clifton Savings Bancorp, Inc. (MHC)              03/04/2004    22.50       37.50        32.90        24.00        10.23
CHEV       Cheviot Financial Corp. (MHC)                    01/06/2004    33.20       34.70        33.00        31.00        11.89
           -------------------------------------------------------------------------------------------------------------------------
Q1`04      AVERAGE                                                        28.58       33.68        24.63        25.63        11.92
           MEDIAN                                                         28.45       33.60        25.20        26.50        12.32
           -------------------------------------------------------------------------------------------------------------------------

           -------------------------------------------------------------------------------------------------------------------------
2004       AVERAGE                                                        17.91       19.49        14.34        17.85        11.05
           MEDIAN                                                         18.75       22.50        11.00        20.50        12.02
           -------------------------------------------------------------------------------------------------------------------------

FLTB       Flatbush Federal Bancorp, Inc. (MHC)             10/21/2003    48.86       40.34        46.02        45.45         9.20
ASBH       ASB Holding Company (MHC)                        10/03/2003    62.00       71.00        68.50        79.50        27.80
           -------------------------------------------------------------------------------------------------------------------------
Q4`03      AVERAGE                                                        55.43       55.67        57.26        62.48        18.50
           MEDIAN                                                         55.43       55.67        57.26        62.48        18.50
           -------------------------------------------------------------------------------------------------------------------------

           -------------------------------------------------------------------------------------------------------------------------
2003       AVERAGE                                                        55.43       55.67        57.26        62.48        18.50
           MEDIAN                                                         55.43       55.67        57.26        62.48        18.50
           -------------------------------------------------------------------------------------------------------------------------

           -------------------------------------------------------------------------------------------------------------------------
1/1/2002   AVERAGE                                                        15.05       15.69        12.85        17.15        11.72
1/0/1900   MEDIAN                                                         10.00       11.00         9.40        15.50        11.56
           -------------------------------------------------------------------------------------------------------------------------
Source: SNL Securities

The aftermarket performance warrants a moderate downward adjent as many of the new issues have traded down and subscription interest has declined.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 54
--------------------------------------------------------------------------------


        -----------------------------------
               VALUATION ADJUSTMENTS
        -----------------------------------

Relative to the Comparables the following adjustments need to be made to the Bank's pro forma market value.

Valuation Factor                                Valuation Adjustment
--------------------------------------------------------------------------------

Financial Condition                             Modest Upward

Balance Sheet Growth                            Upward

Earnings Quality, Predictability and Growth     Strong Downward

Market Area                                     Moderate Upward

Dividends                                       Slight Downward

Liquidity of the Issue                          Moderate Downward

Recent Regulatory Matters                       No Adjustment

Additionally, the following adjustment should be made to the Bank's market value.

Valuation Factor                                Valuation Adjustment
--------------------------------------------------------------------------------

Management                                      No Adjustment

Subscription Interest                           Moderate Downward

Taken collectively, FinPro is of the opinion that, a discount should be applied to the Bank's market value.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 55
--------------------------------------------------------------------------------


6.      VALUATION

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, three key pricing multiples were considered. The four multiples include:

        Price to core earnings ("P/E")

        Price to book value ("P/B") / Price to tangible book value ("P/TB")

        Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in Exhibits 9 through13.

        -----------------------------------
           DISCUSSION OF WEIGHT GIVEN
              TO VALUATION MULTIPLES
        -----------------------------------

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all New Jersey public thrifts, all publicly traded thrifts and the recent (2003 to date) and historical MHC conversions were assessed. The multiples for the Comparable Group, all publicly traded MHC, and New Jersey MHC thrifts are shown in Exhibit 7.

        PRICE TO EARNINGS - According to the Appraisal Guidelines: "When both the converting institution and the comparable companies are recording "normal" earnings. A P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal". As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach was considered in this appraisal.

        In the pro forma figures for the Bank, FinPro incorporated the impact of SFAS 123, which requires the expensing of stock options. In preparing the fully converted pro forma figures for the Comparable Group, FinPro also incorporated the impact of SFAS 123.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 56
--------------------------------------------------------------------------------


        PRICE TO BOOK/PRICE TO TANGIBLE BOOK - According to the Appraisal
        Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

        Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro believes that thrifts often trade on a price to tangible book basis.

        PRICE TO ASSETS - According to the Appraisal Guidelines: "This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 57
--------------------------------------------------------------------------------


        -----------------------------------
          FULL OFFERING VALUE IN RELATION
                  TO COMPARABLES
        -----------------------------------

Based upon the adjustment defined in the section above, the Bank is pricing at the midpoint as if fully converted is estimated to be $44,000,000. Based upon a range below and above the midpoint value, the relative values are $37,400,000 at the minimum and $50,600,000 at the maximum respectively. At the super maximum of the range, the offering value would be $58,190,000.

At the various levels of the estimated value range, the full offering would result in the following offering data:


                     FIGURE 38 - VALUE RANGE - FULL OFFERING

--------------------------------------------------------------------------------
                                    Total Shares      Price           Total
Conclusion                             Shares       Per Share         Value
--------------------------------------------------------------------------------

Appraised Value - Midpoint           4,400,000       $ 10.00      $ 44,000,000

Range:
  - Minimum                          3,740,000         10.00        37,400,000
  - Maximum                          5,060,000         10.00        50,600,000
  - Super Maximum                    5,819,000         10.00        58,190,000


Source: FinPro Inc. Pro forma Model

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 58
--------------------------------------------------------------------------------

                                    FIGURE 39 - AS IF FULLY CONVERTED OFFERING PRICING MULTIPLES


                                           ----------------------------------------------------------------------------------------
                                                Bank            Comparables                 State                  National
                                           ----------------------------------------------------------------------------------------
                                                             Mean        Median       Mean       Median        Mean       Median
                                                             ----        ------       ----       ------        ----       ------
                                     Min        50.00
PRICE-CORE EARNINGS RATIO P/E        Mid        52.63        33.97        32.07       38.86       42.75        35.13       32.64
                                     Max        62.50
                                     Smax       66.67

                                     Min        69.20%
PRICE-TO-BOOK RATIO P/B              Mid        73.69%       91.27%       89.53%      88.95%      88.65%       93.80%      92.93%
                                     Max        77.34%
                                     Smax       80.97%

                                     Min        69.20%
PRICE-TO-TANGIBLE BOOK RATIO P/TB    Mid        73.69%       94.46%       93.36%      91.47%      92.25%       96.93%      94.33%
                                     Max        77.34%
                                     Smax       80.97%

                                     Min        10.67%
PRICE-TO-ASSETS RATIO P/A            Mid        12.35%       21.79%       21.88%      27.10%      31.20%       24.11%      25.45%
                                     Max        13.98%
                                     Smax       15.79%


Source:  FinPro Calculations

                FIGURE 40 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                                 ----------------------------------------------------------------------------
                                                                                  Price Relative to
                                                 ----------------------------------------------------------------------------
                                                     Earnings      Core Earnings     Book      Tangible Book       Assets
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
The Bank (at midpoint) Full Conversion                    111.11           52.63      73.69%           73.69%         12.35%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
Comparable Group Median                                    30.03           32.07      89.53%           93.36%         21.88%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
(Discount) Premium                                       269.98%          64.12%     -17.69%          -21.07%        -43.55%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------

Source:  SNL data, FinPro Calculations

As Figure 40 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 64.12% on a FULLY CONVERTED core earnings basis. On a price to FULLY CONVERTED tangible book basis, the Bank is priced at a 21.07% discount to the Comparable Group.


             FIGURE 41 - COMPARABLE AS IF FULLY CONVERTED PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM

                                                 ----------------------------------------------------------------------------
                                                                                  Price Relative to
                                                 ----------------------------------------------------------------------------
                                                     Earnings      Core Earnings     Book      Tangible Book       Assets
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
The Bank (at the supermax) Full Conversion                125.00           66.67      80.97%           80.97%         15.79%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
Comparable Group Median                                    30.03           32.07      89.53%           93.36%         21.88%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
(Discount) Premium                                       316.23%         107.90%      -9.56%          -13.27%        -27.82%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------

Source:  SNL data, FinPro Calculations

As Figure 41 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 107.90% on a FULLY CONVERTED core earnings basis. On a price to FULLY CONVERTED tangible book basis, the Bank is priced at a 13.27% discount to the Comparable Group.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 59
--------------------------------------------------------------------------------


The Bank pricing at the midpoint for a MHC conversion assuming an issuance of 44.40%, is $19,800,000. Based upon a range below and above the midpoint value, the relative values are $16,830,000 at the minimum and $22,770,000 at the maximum, respectively. At the super maximum of the range, the offering value would be $26,185,500.

                              FIGURE 42 - VALUE RANGE MHC OFFERING DATA

----------------------------------------------------------------------------------------------------
                                                               Total      Price per       Total
Conclusion                                                    Shares        Share         Value
----------------------------------------------------------------------------------------------------
Appraised Value - $38,073,200 at 44%                         1,683,000       $10       $16,830,000
Appraised Value - $44,792,000 at 44%                         1,980,000       $10       $19,800,000
Appraised Value - $51,510,800 at 44%                         2,277,000       $10       $22,770,000
Appraised Value - $59,237,420 at 44%                         2,618,550       $10       $26,185,500


Source:  FinPro Inc. Pro forma Model

                        FIGURE 43 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                                 ----------------------------------------------------------------------------
                                                                                  Price Relative to
                                                 ----------------------------------------------------------------------------
                                                     Earnings      Core Earnings     Book      Tangible Book       Assets
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
The Bank (at midpoint) MHC                             250.00           76.92       112.87%        112.87%         13.11%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
Unadjusted MHC Trading Median                           32.95           38.55       157.75%        189.30%         24.32%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
(Discount) Premium                                    658.73%          99.53%       -28.45%        -40.38%        -46.09%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------

Source:  SNL data, FinPro Calculations

As Figure 43 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a premium of 99.53% on a GAAP core earnings basis. On a price to GAAP tangible book basis, the Bank is priced at a 40.38% discount to the Comparable Group.


                      FIGURE 44 - COMPARABLE GAAP PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM

                                                 ----------------------------------------------------------------------------
                                                                                  Price Relative to
                                                 ----------------------------------------------------------------------------
                                                     Earnings      Core Earnings     Book      Tangible Book       Assets
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
The Bank (at the supermax) MHC                         250.00           90.91       130.72%        130.72%         17.06%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
Unadjusted MHC Trading Median                           32.95           38.55       157.75%        189.30%         24.32%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------
(Discount) Premium                                    658.73%         135.82%       -17.13%        -30.95%        -29.85%
------------------------------------------------ ---------------- --------------- ----------- ---------------- --------------

Source:  SNL data, FinPro Calculations

As Figure 44 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a premium of 135.82% on a GAAP core earnings basis. On a price to GAAP tangible book basis, the Bank is priced at a 30.95% discount to the Comparable Group.

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 60
--------------------------------------------------------------------------------


        -----------------------------------
                COMPARISON TO RECENT
                  MHC CONVERSIONS
        -----------------------------------

As a secondary check, to verify and validate that the range created on a comparable basis is appropriate, FinPro compared the pricing of this deal relative to other MHC conversions.

            FIGURE 45 - COMPARISON TO FILED AND PENDING MHC OFFERINGS

          ------------------------------------------------------------
                                                       Super Maximum
                                                    Appraisal Price to
                                                      Full Converted
                                                       Tangible Book
          ------------------------------------------------------------

          MAGYAR BANCORP                       NJ               80.97

          APPLICATIONS FILED:
          Equitable Financial                  NE               79.83
          Greenville Federal                   OH               82.91

          PENDING OFFERINGS:
          Wauwatosa Holdings                   WI               82.52
          Investors Bancorp, Inc.              NJ               85.40

         Source: 9/6/05 Conversion Watch

FinPro also considered the trading multiples of other recently converted New Jersey MHCs relative to the Bank on a fully converted basis.

                                       FIGURE 46 - COMPARISON TO RECENT NEW JERSEY MHCS


                                                                  -----------------------------------------------------------
                                                                        Current Price in Relation to Fully Converted
                                                        Current   -----------------------------------------------------------
                                                         Stock                      LTM                 Tangible
                                                         Price      LTM EPS    Core EPS  Book Value   Book Value      Assets
Ticker  Short Name                                          ($)          (x)         (x)         (%)          (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------

CSBK    Clifton Savings Bancorp, Inc. (MHC)              10.23        42.46       42.75       88.65        88.65       31.20
COBK    Colonial Bankshares, Inc. (MHC)                  11.00           NM          NM          NM           NM          NM
KRNY    Kearny Financial Corp (MHC)                      11.94        34.26       43.31       84.71        92.25       33.06
OSHC    Ocean Shore Holding Company (MHC)                11.56        51.65       30.53       93.49        93.49       17.03

        ---------------------------------------------------------------------------------------------------------------------
        Median                                                        42.46       42.75       88.65        92.25       31.20
        ---------------------------------------------------------------------------------------------------------------------

        ---------------------------------------------------------------------------------------------------------------------
        Magyar - Min                                                 111.11       50.00       69.20        69.20       10.67
        Magyar - Mid Point                                           111.11       52.63       73.69        73.69       12.35
        Magyar - Maximum                                             125.00       62.50       77.34        77.34       13.98
        Magyar - Super Maximum                                       125.00       66.67       80.97        80.97       15.79
        ---------------------------------------------------------------------------------------------------------------------

        ---------------------------------------------------------------------------------------------------------------------
        Implied After Market Price Assuming Smax Close                   NM       $6.41      $10.95       $11.39      $19.76
        ---------------------------------------------------------------------------------------------------------------------

        Source: FinPro Calculations

CONVERSION VALUATION APPRAISAL REPORT                                   PAGE: 61
--------------------------------------------------------------------------------


        -----------------------------------
                VALUATION CONCLUSION
        -----------------------------------

We believe that the discount on a tangible book basis is appropriate relative to the Comparable Group. This range was confirmed by our analysis of other filed and pending MHC offerings as secondary checks.

It is, therefore, FinPro's opinion that as of September 2, 2005, the estimated pro forma market value of the Bank in a full offering was $44,000,000 at the midpoint of a range with a minimum of $37,400,000 to a maximum of $50,600,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value in a full offering is $58,190,000. The share issued to the foundation will be funded using authorized be unissued shares. Including the shares issued to the foundation, the valuation range is $38,073,200, $44,792,000, $51,510,800, and $59,237,420 at the minimum, midpoint, maximum and super maximum, respectively.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 44.20% will equal 1,683,000 shares, 1,980,000 shares, 2,277,000 shares and 2,618,550 shares at the minimum, midpoint, maximum and super maximum, respectively. Additionally, the Bank will issue 67,320, 79,200, 91,080, and 104,742 shares to the charitable foundation at the minimum, midpoint, maximum and super maximum, respectively.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revise the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank's operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.